U.S.$475,000,000

                               CREDIT AGREEMENT,


                        dated as of November 30, 1999,


                                      among

                          OUTSOURCING SOLUTIONS INC.,

                                as the Borrower,

               VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                       FROM TIME TO TIME PARTIES HERETO,

                                 as the Lenders,

                          DLJ CAPITAL FUNDING, INC.,
                            as the Syndication Agent,

                        HARRIS TRUST AND SAVINGS BANK,
                           as the Documentation Agent,

                                       and

                             FLEET NATIONAL BANK,
                          as the Administrative Agent.

                                  ARRANGED BY:

                            DLJ CAPITAL FUNDING, INC.

                                TABLE OF CONTENTS

                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.1.       Defined Terms.....................................................3
1.2.       Use of Defined Terms.............................................39
1.3.       Cross-References.................................................40
1.4.       Accounting and Financial Determinations; etc.....................40

ARTICLE II COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF
                                     CREDIT

2.1.       Commitments......................................................40
2.1.1.     Revolving Loan Commitment and Swing Line Loan Commitment.........40
2.1.2.     Letter of Credit Commitment......................................41
2.1.3.     Term A Loan Commitment...........................................42
2.1.4.     Term B Loan Commitment...........................................42
2.2.       Reduction of the Commitment Amounts..............................42
2.2.1.     Optional.........................................................42
2.2.2.     Mandatory........................................................42
2.3.       Borrowing Procedures.............................................43
2.3.1.     Borrowing Procedure..............................................43
2.3.2.     Swing Line Loans.................................................43
2.4.       Continuation and Conversion Elections............................45
2.5.       Funding..........................................................45
2.6.       Issuance Procedures..............................................46
2.6.1.     Other Lenders' Participation.....................................46
2.6.2.     Disbursements....................................................46
2.6.3.     Reimbursement....................................................47
2.6.4.     Deemed Disbursements.............................................47
2.6.5.     Nature of Reimbursement Obligations..............................48
2.7.       Register; Notes..................................................48

            ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
3.1.       Repayments and Prepayments; Application..........................50
3.1.1.     Repayments and Prepayments.......................................50
3.1.2.     Application......................................................54
3.2.       Interest Provisions..............................................55
3.2.1.     Rates............................................................55
3.2.2.     Post-Maturity Rates..............................................55
3.2.3.     Payment Dates....................................................55
3.3.       Fees.............................................................56
3.3.1.     Commitment Fee...................................................56
3.3.2.     Administrative Agent's Fees......................................56
3.3.3.     Letter of Credit Fee.............................................56

               ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS
4.1.       LIBO Rate Lending Unlawful.......................................57
4.2.       Deposits Unavailable.............................................57
4.3.       Increased LIBO Rate Loan Costs, etc..............................57
4.4.       Funding Losses...................................................58
4.5.       Increased Capital Costs..........................................58
4.6.       Taxes............................................................59
4.7.       Payments, Computations, etc......................................62
4.8.       Sharing of Payments..............................................62
4.9.       Setoff...........................................................63
4.10.      Change of Lending Office.........................................63
4.11.      Replacement of Lenders...........................................63
4.12.      Limitation on Additional Amounts, etc............................64

                   ARTICLE V CONDITIONS TO CREDIT EXTENSIONS
5.1.       Initial Credit Extension.........................................65
5.1.1.     Resolutions, etc.................................................65
5.1.2.     Transaction Consummated..........................................65
5.1.3.     Transaction Documents............................................66
5.1.4.     Closing Date Certificate.........................................67
5.1.5.     Delivery of Notes................................................67
5.1.6.     Payment of Outstanding Indebtedness, etc.........................67
5.1.7.     Administrative Agent's Fee Letter, Closing Fees, Expenses, etc...67
5.1.8.     Financial Information; Material Adverse Change...................68
5.1.9.     Opinions of Counsel; Reliance Letters............................68
5.1.10.    Filing Agent, etc................................................68
5.1.11.    Subsidiary Guaranty..............................................69
5.1.12.    Solvency, etc....................................................69
5.1.13.    Pledge Agreements................................................69
5.1.14.    Patent Security Agreement, Copyright Security Agreement
             and Trademark Security Agreement...............................70
5.1.15.    Perfection Certificates..........................................70
5.1.16.    Insurance........................................................70
5.1.17.    Corporate, Tax and Capital Structure.............................71
5.1.18.    Litigation.......................................................71
5.2.       All Credit Extensions............................................71
5.2.1.     Compliance with Warranties, No Default, etc......................71
5.2.2.     Credit Extension Request, etc....................................71
5.2.3.     Satisfactory Legal Form..........................................71

                   ARTICLE VI REPRESENTATIONS AND WARRANTIES
6.1.       Organization, etc................................................72
6.2.       Due Authorization, Non-Contravention, etc........................72
6.3.       Government Approval, Regulation, etc.............................72
6.4.       Validity, etc....................................................73
6.5.       Financial Information............................................73
6.6.       No Material Adverse Change.......................................73
6.7.       Litigation, Labor Controversies, etc.............................73
6.8.       Subsidiaries.....................................................74
6.9.       Ownership of Properties; Capital Securities......................74
6.10.      Taxes............................................................74
6.11.      Pension and Welfare Plans........................................74
6.12.      Environmental Warranties.........................................75
6.13.      Accuracy of Information..........................................76
6.14.      Regulations U and X..............................................76
6.15.      Year 2000........................................................76
6.16.      Status of Obligations as Senior Indebtedness, etc................76
6.17.      Solvency.........................................................77

                              ARTICLE VII COVENANTS

7.1.       Affirmative Covenants............................................77
7.1.1.     Financial Information, Reports, Notices, etc.....................77
7.1.2.     Maintenance of Existence; Compliance with Laws, etc..............79
7.1.3.     Maintenance of Properties........................................79
7.1.4.     Insurance........................................................80
7.1.5.     Books and Records................................................80
7.1.6.     Environmental Law Covenant.......................................81
7.1.7.     Use of Proceeds..................................................81
7.1.8.     Subsidiary Guarantors, Security, etc.............................82
7.1.9.     Hedging Obligations..............................................82
7.1.10.    Year 2000........................................................83
7.1.11.    Maintenance of Corporate Separateness............................83
7.1.12.    Existing and Future Owned Real Property..........................83
7.1.13.    Permitted Receivables Transaction................................84
7.2.       Negative Covenants...............................................85
7.2.1.     Business Activities..............................................85
7.2.2.     Indebtedness.....................................................85
7.2.3.     Liens............................................................88
7.2.4.     Financial Condition and Operations...............................90
7.2.5.     Investments......................................................93
7.2.6.     Restricted Payments, etc.........................................95
7.2.7.     Capital Expenditures, etc........................................96
7.2.8.     No Prepayment of Subordinated Debt...............................97
7.2.9.     Issuance of Capital Securities...................................97
7.2.10.    Consolidation, Merger, etc.......................................98
7.2.11.    Permitted Dispositions...........................................98
7.2.12.    Modification of Certain Documents................................99
7.2.13.    Transactions with Affiliates.....................................99
7.2.14.    Restrictive Agreements, etc......................................99
7.2.15.    Sale and Leaseback..............................................100
7.2.16.    Accounting Changes..............................................100
7.3.       UAS and the Student Loan Collection Business....................100
7.3.1.     Business Activities.............................................100
7.3.2.     Indebtedness....................................................100
7.3.3.     Liens...........................................................101
7.3.4.     Investments.....................................................101
7.3.5.     Restricted Payments, etc........................................101
7.3.6.     Consolidation, Merger...........................................101
7.4.       OSIFC...........................................................101

                          ARTICLE VIII EVENTS OF DEFAULT

8.1.       Listing of Events of Default....................................101
8.1.1.     Non-Payment of Obligations......................................101
8.1.2.     Breach of Warranty..............................................102
8.1.3.     Non-Performance of Certain Covenants and Obligations............102
8.1.4.     Non-Performance of Other Covenants and Obligations..............102
8.1.5.     Default on Other Indebtedness...................................102
8.1.6.     Judgments.......................................................102
8.1.7.     Pension Plans...................................................102
8.1.8.     Change in Control...............................................103
8.1.9.     Bankruptcy, Insolvency, etc.....................................103
8.1.10.    Impairment of Security, etc.....................................103
8.1.11.    Failure of Subordination........................................104
8.1.12.    Redemption......................................................104
8.2.       Action if Bankruptcy............................................104
8.3.       Action if Other Event of Default................................104

                                   ARTICLE IX

                                   THE AGENTS

9.1.       Actions.........................................................105
9.2.       Funding Reliance, etc...........................................105
9.3.       Exculpation; Notice of Default..................................105
9.4.       Successors......................................................106
9.5.       Credit Extensions by each Managing Agent and each Issuer........107
9.6.       Credit Decisions................................................107
9.7.       Copies, etc.....................................................107
9.8.       Reliance by Managing Agents and Issuers.........................107
9.9.       The Managing Agents and the Issuers.............................108
9.10.      Documentation Agent.............................................108

                        ARTICLE X MISCELLANEOUS PROVISIONS

10.1.      Waivers, Amendments, etc........................................108
10.2.      Notices; Time...................................................110
10.3.      Payment of Costs and Expenses...................................110
10.4.      Indemnification.................................................111
10.5.      Survival........................................................112
10.6.      Severability....................................................112
10.7.      Headings........................................................112
10.8.      Execution in Counterparts, Effectiveness, etc...................113
10.9.      Governing Law; Entire Agreement.................................113
10.10.     Successors and Assigns..........................................113
10.11.     Sale and Transfer of Credit Extensions; Participations in
             Credit Extensions Notes.......................................113
10.11.1.   Assignments.....................................................113
10.11.2.   Participations..................................................115
10.12.     Other Transactions..............................................116
10.13.     Independence of Covenants.......................................117
10.14.     Confidentiality.................................................117
10.15.     Forum Selection and Consent to Jurisdiction.....................117
10.16.     Waiver of Jury Trial............................................118





SCHEDULE I         -     Disclosure Schedule
SCHEDULE II        -     Percentages; Notice Information; LIBOR Office;
Domestic Office

ANNEX I            -     Corporate and Capital Structure

EXHIBIT A-1        -     Form of Revolving Note
EXHIBIT A-2        -     Form of Term A Note
EXHIBIT A-3        -     Form of Term B Note
EXHIBIT A-4        -     Form of Swing Line Note
EXHIBIT B-1        -     Form of Borrowing Request
EXHIBIT B-2        -     Form of Issuance Request
EXHIBIT C          -     Form of Continuation/Conversion Notice
EXHIBIT D          -     Form of Borrower Closing Date Certificate
EXHIBIT E          -     Form of Compliance Certificate
EXHIBIT F          -     Form of Subsidiary Guaranty
EXHIBIT G-1        -     Form of Shareholders' Pledge Agreement
EXHIBIT G-2        -     Form of Borrower Pledge and Security Agreement
EXHIBIT G-3        -     Form of Subsidiary Pledge and Security Agreement
EXHIBIT H          -     Form of Perfection Certificate
EXHIBIT I          -     Form of Solvency Certificate
EXHIBIT J          -     Form of Interco Subordination Agreement
EXHIBIT K          -     Form of Lender Assignment Agreement

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of November 30, 1999, is made by and among OUTSOURCING SOLUTIONS INC., a Delaware corporation (the "Borrower"), the various financial institutions and other Persons (as defined below) from time to time parties hereto (the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as the syndication agent (in such capacity, the "Syndication Agent"), the Lead Arranger and the Sole Book Running Manager, HARRIS TRUST AND SAVINGS BANK, as the documentation agent (in such capacity, the "Documentation Agent"), and FLEET NATIONAL BANK ("Fleet"), as the administrative agent (in such capacity, the "Administrative Agent").

                             W I T N E S S E T H:

      WHEREAS, in accordance with and subject to the terms and conditions contained in the Stock Subscription and Redemption Agreement, dated as of October 8, 1999 (the "Recapitalization Agreement"), by and among Madison Dearborn Capital Partners III, L.P., a Delaware limited partnership ("MDCP"), the Borrower and all of the existing equity holders of the Borrower immediately prior to the effectiveness of the Recapitalization Agreement (the "Existing Shareholders"), and upon the consummation of the Transaction referred to below,
(i) MDCP will, by way of a recapitalization (the "Recapitalization"), become the direct controlling shareholder of the Borrower, and (ii) certain Existing Shareholders (the "Rollover Shareholders") will retain certain shares of OSI Common Stock and options to purchase OSI Common Stock;

      WHEREAS, in connection with the Recapitalization, the Borrower intends to refinance (the "Refinancing") its existing senior credit facilities evidenced by that certain Credit Agreement, dated as of November 6, 1996 (as amended, supplemented, amended and restated or otherwise modified prior to the Closing Date, the "Existing Credit Agreement"), among the Borrower, the lenders party thereto, and certain financial institutions as the co-administrative agents;

      WHEREAS, in connection with the Recapitalization, the Borrower delivered a consent solicitation statement (the "Consent Solicitation Statement") relating to the Subordinated Notes, dated November 9, 1999, to the holders of the Subordinated Notes (the "Subordinated Note Holders") pursuant to which the Borrower solicited (the "Solicitation") the consent of the Subordinated Note Holders to the waiver of, among other things, the Borrower's obligation pursuant to Section 4.15 of the Subordinated Note Indenture to make a Change of Control Offer (as such term is defined in the Subordinated Note Indenture) in connection with the Recapitalization and any and all consequences arising therefrom under the Subordinated Note Indenture;

      WHEREAS, in connection with the Recapitalization and the Refinancing, and pursuant to the applicable Transaction Documents, prior to or contemporaneously with the consummation of the Recapitalization and the making of the initial Credit Extensions hereunder, the Borrower will

            (a) receive common equity proceeds of approximately $200,000,000 pursuant to the Recapitalization Agreement (which proceeds shall have been paid by MDCP and its designees to the Borrower) such that, immediately after giving effect to the Recapitalization, MDCP and its designees shall be the holder of approximately 82.5% of the issued and outstanding OSI Common Stock, representing more than 77% of the OSI Common Stock on a fully diluted basis, in each case on the Closing Date;

            (b) issue (the "PIK Preferred Equity Issuance"), on terms and conditions, and pursuant to documentation (the "PIK Preferred Equity Documents"), reasonably satisfactory in all respects to the Managing Agents, redeemable preferred equity securities (the "PIK Preferred Equity") for not less than $100,000,000 in gross cash proceeds to certain purchasers thereof (collectively, the "PIK Preferred Equity Holders"); and

            (c) issue (the "Junior PIK Preferred Equity Issuance" and, together with the PIK Preferred Equity Issuance, the "Preferred Equity Issuances"), on terms and conditions, and pursuant to documentation (the "Junior PIK Preferred Equity Documents" and, together with the PIK Preferred Equity Documents, the "Preferred Equity Documents"), reasonably satisfactory in all respects to the Managing Agents, preferred equity securities (the "Junior PIK Preferred Equity" and, together with the PIK Preferred Equity, the "Preferred Equity") to certain of the Existing Shareholders (together with the PIK Preferred Equity Holders, the "Preferred Equity Holders") for not less than $7,000,000 of gross cash proceeds, in connection with the Recapitalization.

The transactions set forth in clauses (a) through (c) above, together with the Recapitalization, the Refinancing, the Solicitation and each of the other transactions contemplated thereby and hereby (including the initial Credit Extensions hereunder, but excluding any Credit Extensions made after the Closing
Date), shall hereinafter be collectively referred to as the "Transaction", which Transaction shall be consummated for an aggregate amount of approximately $826,000,000 (which shall include the payment of Transaction-related fees and expenses not in excess of $47,000,000);

      WHEREAS, in order to partially finance the Transaction and in connection with the post-closing ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, the Borrower desires to obtain the following financing facilities from the Lenders:

            (a) a Term A Loan Commitment and a Term B Loan Commitment pursuant to which Borrowings of Term Loans will be made to the Borrower on the Closing Date in a maximum, original principal amount of $150,000,000 (in the case of Term A Loans) and $250,000,000 (in the case of Term B Loans);

            (b) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed $75,000,000 will be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

            (c) a Letter of Credit Commitment pursuant to which the Issuer will issue Letters of Credit for the account of the Borrower and the Subsidiary Guarantors from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $25,000,000 (provided, that the aggregate outstanding principal amount of Revolving Loans and Swing Line Loans, and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount); and

            (d) a Swing Line Loan Commitment pursuant to which Swing Line Loans will be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date; and

      WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower and issue (or participate in) Letters of Credit;

      NOW, THEREFORE, the parties hereto agree as follows.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Account" means any account (as that term is defined in Section 9-106 of the UCC) of the Borrower or any of its Subsidiaries arising from the sale or lease of goods or rendering of services.

      "Adjusted Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Adjusted LIBO Rate" means, with respect to any LIBO Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

      "Administrative Agent's Fee Letter" means the confidential letter, dated December 1, 1999, between the Borrower and the Administrative Agent.

      "Affected Lender" is defined in Section 4.11.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly, (a) to vote (under ordinary circumstances) 10% or more of the Capital Securities (on a fully diluted basis) of such Person for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

      "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

      "Alternative Receivables Program" is defined in clause (a) of Section 7.1.13.

      "Annualized Basis" means, (a) with respect to the end of the first Fiscal Quarter of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (b) with respect to the second Fiscal Quarter of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (c) with respect to the third Fiscal Quarter of the Borrower ending after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

      "Applicable Commitment Fee" means, (a) for each day from the Closing Date to (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter to have commenced and ended after the Closing Date is required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (b) at all times from the date the Compliance Certificate described in clause (a) above is required to be delivered, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:


          Leverage Ratio         Applicable Commitment Fee
          --------------         -------------------------
      greater than or equal
      to 4.00:1.00                        0.500%

      less than 4.00:1.00                 0.375%

The Leverage Ratio used to compute the Applicable Commitment Fee shall be that set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate by the delivery due date specified in such clause, the Applicable Commitment Fee from and including the day immediately following such delivery due date to (but excluding) the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively be equal to the highest Applicable Commitment Fee set forth above.

      "Applicable Margin" means, at all times during the applicable periods set forth below,

            (a) on any date, with respect to the unpaid principal amount of each Term B Loan maintained as a (i) Base Rate Loan, 3.00% per annum and (ii) LIBO Rate Loan, 4.00% per annum;

            (b) from the Closing Date to (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter to have commenced and ended after the Closing Date is required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, with respect to the unpaid principal amount of each (i) Revolving Loan and Term A Loan maintained as a Base Rate Loan, 2.25% per annum, and
      (ii) Revolving Loan and Term A Loan maintained as a LIBO Rate Loan, 3.25% per annum; and

            (c) at all times from the date the Compliance Certificate described in clause (b) above is required to be delivered, with respect to the unpaid principal amount of each Revolving Loan and Term A Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of such Loans made or maintained as Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in the case of such Loans made or maintained as LIBO Rate Loans:

                                         Applicable              Applicable
           Leverage Ratio               Margin For              Margin For
                                      Base Rate Loans         LIBO Rate Loans

      greater than or equal
      to 4.00:1.00                         2.25%                   3.25%

      greater than or equal to
       3.50:1.00 and less than             1.75%                   2.75%
       4.00:1.00

      greater than or equal to
       2.75:1.00 and less than             1.25%                   2.25%
       3.50:1.00

      less than 2.75:1.00                  0.75%                   1.75%

The Leverage Ratio used to compute the Applicable Margin shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate by the delivery due date specified in such clause, the Applicable Margin from and including the day immediately following such delivery due date to (but excluding) the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively be equal to the highest Applicable Margin set forth above.

      "Assignee Lender" is defined in Section 10.11.1.

      "Assignor Lender" is defined in Section 10.11.1.

      "Authorized Officer" is defined in clause (b) of Section 5.1.1.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Adjusted Base Rate.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" is defined in the preamble.

      "Borrower Closing Date Certificate" means the closing date certificate executed and delivered by the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto.

      "Borrower Pledge and Security Agreement" means the Pledge and Security Agreement executed and delivered by an Authorized Officer of the Borrower, substantially in the form of Exhibit G-2 hereto, together with any supplemental Foreign Pledge Agreements delivered from time to time pursuant to any Loan Document, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

      "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York City are authorized or required by law to remain closed; provided, that when used in connection with a LIBO Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

      "Capital Expenditures" means for any period, the sum of (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (b) the aggregate amount of the principal component of all Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries; provided, that Capital Expenditures shall not include (i) any such expenditures or any such principal component funded with (x) any Casualty Proceeds, as permitted under clause (h) of Section
3.1.1 or (y) any Net Disposition Proceeds or the proceeds received from any Disposition of obsolete equipment permitted under clause (a) of Section 7.2.11 (collectively referred to as the "Excluded Proceeds"); or (ii) any Investment made under Section 7.2.5 (other than pursuant to clause (d)(i) thereof, but then only to the extent such expenditures were not funded with Excluded Proceeds).

      "Capital Securities" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

      "Carry-Forward Amount" is defined in Section 7.2.7.

      "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

      "Cash Equivalent Investment" means, at any time:

            (a) any direct obligation of (or unconditionally guaranteed by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year from the date of acquisition thereof;

            (b) any direct obligation issued by any State of the United States (or any agency or political subdivision thereof) maturing not more than one year from the date of acquisition thereof and (i) backed by the full faith and credit of such State or (ii) at the time of acquisition, having the highest rating obtainable from either S&P or Moody's;

            (c) commercial paper maturing not more than 365 days from the date of acquisition and rated A-1 or higher by S&P or P-1 or higher by Moody's;

            (d) any certificate of deposit, time deposit, or bankers acceptance, maturing not more than one year after its date of acquisition, or any demand deposit accounts which, in any case, is issued by or established at either (i) any bank organized under the laws of the United States (or any State thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $250,000,000 or (ii) any Lender;

            (e) any repurchase agreement having a term of 7 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; or

            (f) shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and that invest solely in one or more of the types of securities described in clauses (a) through (e) above.

      "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower or any of its Subsidiaries.

      "Casualty Proceeds" means, with respect to any Casualty Event, the cash amount of any insurance proceeds under any casualty insurance policy or condemnation awards received by the Borrower or any of its Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien on the property which is the subject of such Casualty Event which Lien (i) is a Permitted Lien and
(ii) has priority over the Liens securing the Obligations.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means

            (a) the failure of Madison at any time to,  directly or  indirectly,
      (i) own beneficially on a fully diluted basis at least 51% of the issued and outstanding OSI Common Stock, all such OSI Common Stock to be held free and clear of all Liens (other than Liens granted under a Loan Document) or (ii) have the right to designate or cause to be elected a majority of the Board of Directors of the Borrower; or

            (b) at any time after the creation of a Public Market, any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange
      Act), other than Madison, becoming the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Securities representing 30% or more of the Voting Securities of the Borrower on a fully diluted basis; or

            (c) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Subordinated Debt Document.

      "Closing Date" means the date (which shall be a Business Day) of the initial Credit Extension hereunder.

      "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

      "Commitment" means, as the context may require, a Lender's Term A Loan Commitment, Term B Loan Commitment, Revolving Loan Commitment, Letter of Credit Commitment or Swing Line Loan Commitment.

      "Commitment Amount" means, as the context may require, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

      "Commitment Termination Date" means, as the context may require, the Term A Loan Commitment Termination Date, the Term B Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

      "Commitment Termination Event" means

            (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower; or

            (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3 or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

      "Compliance Certificate" means a certificate duly completed and executed by the chief financial or accounting Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

      "Consent Solicitation Statement" is defined in the third recital.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby (reduced to the extent that such Person's obligation thereunder is reduced by applicable law or valid contractual agreement).

      "Continuation/Conversion   Notice"  means  a  notice  of  continuation  or
conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to either Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Credit Extension" means, as the context may require,

            (a) the making of a Loan by a Lender; or

            (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the applicable Issuer.

      "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

      "Current Assets" means, on any date, all assets (other than receivables portfolios owned on the Closing Date and thereafter acquired by the Borrower or any of its Subsidiaries in connection with any Permitted Portfolio Acquisition) which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date as current assets.

      "Current Liabilities" means, on any date, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, excluding current maturities of Indebtedness.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Disbursement" is defined in Section 2.6.2.

      "Disbursement Date" is defined in Section 2.6.2.

      "Disclosure  Schedule"  means the Disclosure  Schedule  attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

      "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Subsidiaries' assets (including accounts receivables and Capital Securities of Subsidiaries) to any other Person (other than to another Obligor) in a single transaction or series of related transactions (provided, that "Disposition" shall exclude the write-off in the ordinary course of business of amounts owing to the Borrower or its Subsidiaries which the Borrower has determined to be uncollectible).

      "DLJ" is defined in the preamble.

      "Documentation Agent" is defined in the preamble.

      "Dollar" and the sign "$" mean lawful money of the United States.

      "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Borrower.

      "Domestic Subsidiary" means any Subsidiary that is incorporated or organized in or under the laws of the United States, any state thereof or the District of Columbia.

      "EBITDA" means, for any applicable period, the sum for the Borrower and its Subsidiaries on a consolidated basis of

            (a)  Net Income,

plus

            (b) the amount deducted in determining Net Income representing non-cash charges or expenses, including depreciation and amortization (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twelve months), plus

            (c) the amount deducted in determining Net Income representing income taxes (other than for the OSIFC Family) (whether paid or deferred),

plus

            (d) the amount deducted in determining Net Income representing Interest Expense and all fees, expenses and management bonuses (to the extent, in the case of management bonuses, paid at or accrued for or prior to the Closing Date) and financing costs incurred in connection with the Transaction, plus

            (e) the amount deducted in determining Net Income representing fees paid to Madison in an aggregate amount not to exceed $500,000 per annum;

provided, however, that "EBITDA" for any such applicable period ending on March 31, 2000, June 30, 2000 and September 30, 2000 shall be increased by an amount equal to $9,000,000, $6,000,000 and $3,000,000, respectively.

      "Environmental Laws" means all applicable and legally binding federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

      "Event of Default" is defined in Section 8.1.

      "Excess Cash Flow" means, for any applicable period, the excess (if any), of

            (a) EBITDA for such applicable period;

over

            (b) the sum (for such applicable period) of

                  (i) the cash portion of Interest Expense (net of cash interest income) for such applicable period;

      plus

                  (ii) voluntary and mandatory prepayments of, and scheduled repayments of, the principal amount of Total Debt, including Capitalized Lease Liabilities, Term Loans and Revolving Loans (provided, that, in the case of Revolving Loans, there is a corresponding permanent reduction in the Revolving Loan Commitment Amount), in each case, to the extent actually made and for such applicable period;

      plus

                  (iii) all federal,  state and foreign  income  taxes  actually paid or payable in cash by the Borrower and its Subsidiaries for such applicable period;

      plus

                  (iv) Capital Expenditures actually made during such applicable period pursuant to clause (a) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause (e) of Section 7.2.2 to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

      plus

                  (v) the amount of the net increase (if any) of Current Assets, other than cash and Cash Equivalent Investments, over Current Liabilities of the Borrower and its Subsidiaries for such applicable period;

      plus

                  (vi) Investments permitted and actually made, in cash, pursuant to clause (d)(i), (g), (k) or (m) of Section 7.2.5 during such applicable period (excluding Investments financed with the proceeds of any issuance of Capital Securities or Indebtedness other than Revolving Loans);

      plus

                  (vii)  Restricted   Payments  (in  an  amount  not  to  exceed
            $500,000) paid pursuant to clause (c) of Section 7.2.6 made during such applicable period.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded   Proceeds"   is  defined   in  the   definition   of   "Capital
Expenditures".

      "Exemption Certificate" is defined in clause (e) of Section 4.6.

      "Existing Credit Agreement" is defined in the second recital.

      "Existing  Letters of Credit"  means each letter of credit  identified  in
Item 2.1.2 of the Disclosure Schedule.

      "Existing Shareholders" is defined in the first recital.

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the confidential letter, dated October 8, 1999, between DLJ and MDCP.

      "Filing Agent" is defined in Section 5.1.10.

      "Filing Statement" is defined in Section 5.1.10.

      "Fiscal Month" means any fiscal month of a Fiscal Year.

      "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2000 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

      "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

            (a) EBITDA for all such Fiscal Quarters

to

            (b) the sum of

                  (i) Capital Expenditures  actually made during such applicable period pursuant to clause (a) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause (e) of Section 7.2.2 to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

      plus

                  (ii) the cash portion of Interest Expense (net of cash interest income) for all such Fiscal Quarters, provided that for the first three Fiscal Quarters ending after the Closing Date, Interest Expense shall be determined on an Annualized Basis;

      plus

                  (iii) all scheduled payments of principal of Total Debt (including the Term Loans and the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters, provided that for the first three Fiscal Quarters ending after the Closing Date, such payments shall be determined on an Annualized Basis;

      plus

                  (iv) Restricted Payments made or permitted to be made pursuant to clause (a) of Section 7.2.6 during all such Fiscal Quarters;

      plus

                  (v) all federal,  state and foreign income taxes actually paid or payable in cash by the Borrower and its Subsidiaries for all such Fiscal Quarters.

      "Fleet" is defined in the preamble.

      "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered from time to time by the Borrower or any Subsidiary Guarantor pursuant to the terms of the applicable Pledge and Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in a Pledge and Security Agreement).

      "Foreign   Subsidiary"  means  any  Subsidiary  that  is  not  a  Domestic
Subsidiary.

      "GAAP" is defined in Section 1.4.

      "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, the NAIC or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Hazardous Material" means

            (a) any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource   Conservation
      and Recovery Act, as amended;

            (c) any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other Environmental Laws.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement (except, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition by such Obligor of such business or assets), or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

      "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person means:

            (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of (i) deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business, (ii) accrued expenses incurred in the ordinary course of business and (iii) Specified Liabilities (until such time as the obligation associated with such Specified Liabilities is recorded as a liability on the balance sheet of the Borrower in accordance with GAAP)) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all Capitalized Lease Liabilities;

            (d) net liabilities of such Person under all Hedging Obligations;

            (e) whether or not so included as liabilities in accordance with GAAP, all Indebtedness of the types referred to in clauses (a) through (d) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets;

            (f) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

            (g) all Receivables Facility Outstandings; and

            (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (but only to the extent such Person is liable for such Indebtedness), but shall not include any preferred stock.

      "Indemnified Liabilities" is defined in Section 10.4.

      "Indemnified Parties" is defined in Section 10.4.

      "Interco Subordination Agreement" means the Intercompany Subordination Agreement, substantially in the form of Exhibit J hereto, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Intercompany Note" means, with respect to the Borrower or any of its Subsidiaries, as the maker thereof, a promissory note substantially in the form of Exhibit A to any Pledge Agreement (with such modifications as the Administrative Agent may consent to, such consent not to be unreasonably withheld), which promissory note shall evidence all intercompany loans which may be made from time to time by the payee thereunder to such maker and shall be duly endorsed and pledged by the payee in favor of the Administrative Agent.

      "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

            (a) EBITDA (for all such Fiscal Quarters)

to

            (b) the cash portion of Interest Expense (net of cash interest income) for all such Fiscal Quarters; provided that for the first full three Fiscal Quarters ending after the Closing Date, Interest Expense shall be determined on an Annualized Basis.

      "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses and the amortization of all deferred financing costs.

      "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

            (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates (it being understood that there shall not be more than eight contracts in respect of LIBO Rate Loans in effect at any one time);

            (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

            (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

      "Investment" means, relative to any Person,

            (a) any loan, advance or extension of credit made by such Person to any other Person (other than officers and employees in the ordinary course of business for commissions, travel, relocation and similar expenses), including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and

            (b) any Capital Securities acquired by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

      "ISP Rules" is defined in Section 10.9.

      "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

      "Issuer" means the Administrative Agent in its capacity as Issuer of the Letters of Credit. At the request of the Administrative Agent and with the Borrower's consent (not to be unreasonably withheld), another Lender or an Affiliate of the Administrative Agent may issue one or more Letters of Credit hereunder. Furthermore, the parties hereto acknowledge and agree that The Chase Manhattan Bank and BankBoston, N.A. shall each be deemed to be an "Issuer" under the terms of this Agreement with respect to the Existing Letters of Credit issued by each one of them.

      "Junior PIK Preferred Equity" is defined in clause (c) of the fourth recital.

      "Junior PIK Preferred Equity Documents" is defined in clause (c) of the fourth recital.

      "Junior PIK Preferred Equity Holders" is defined in clause (c) of the fourth recital.

      "Junior PIK Preferred Equity Issuance" is defined in clause (c) of the fourth recital.

      "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit K hereto.

      "Lenders" is defined in the preamble (and includes any Person that becomes a Lender pursuant to Section 10.11.1).

      "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, or asserted or awarded against, the Administrative Agent, the Syndication Agent, any Lender, the Issuers or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

            (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

            (b) any investigation, claim, litigation or proceeding related to personal injury arising from exposure or alleged exposure to Hazardous Materials handled by the Borrower or any of its Subsidiaries;

            (c) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

            (d) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

            (e) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

      "Letter of Credit" means (i) any standby letters of credit issued on or after the Closing Date for the account of the Borrower or any Subsidiary Guarantor (other than UAS) in accordance with the terms of this Agreement and
(ii) each of the Existing Letters of Credit.

      "Letter of Credit Commitment" means the Issuers' obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Revolving Loan Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $25,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of


            (a) Total Debt less cash and Cash Equivalent Investments (in each case, exclusive of the Restricted Cash Balance on such date) of the Borrower and its Subsidiaries on a consolidated basis outstanding at such time;

to

            (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

      "LIBO Rate" means, with respect to any LIBO Rate Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBO Rate Loan for such Interest Period shall be the rate at which Dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the Adjusted LIBO Rate.

      "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

      "Loan" means, as the context may require, a Revolving Loan, a Term Loan or a Swing Line Loan of any type.

      "Loan Documents" collectively means this Agreement, the Letters of Credit, the Notes, each Rate Protection Agreement, the Interco Subordination Agreement, the Fee Letter, the Administrative Agent's Fee Letter, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations, each Credit Extension Request and each other agreement, certificate, document or instrument (in each case other than any Transaction Documents) delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

      "Madison" means Madison Dearborn Capital Partners III, L.P., a Delaware limited partnership, Madison Dearborn Partners III, L.P., a Delaware limited partnership, and any Person that the general partner of Madison Dearborn
Partners III, L.P. has the power to direct or cause the direction of the management and policies thereof (whether by contract or otherwise).

      "Managing Agents" means, as the context may require, the Administrative Agent and/or the Syndication Agent.

      "Material Adverse Effect" means a material adverse effect on (i) the business, operations, results of operations, business prospects (which could reasonably be expected to result in a Default) or financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the rights and remedies of any Secured Party under any Loan Document or (iii) the ability of any Obligor to perform its Obligations under any Loan Document.

      "Material Documents" means, collectively, the Recapitalization Agreement (including any and all exhibits thereto), the Preferred Equity Documents (including any and all exhibits thereto), the Consent Solicitation Statement, and the Organic Documents of the Borrower and the Subsidiary Guarantors, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

      "MDCP" is defined in the first recital.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage" means each mortgage, deed of trust or other agreement, in any case in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "NAIC" means the National Association of Insurance Commissioners.

      "Net Debt Proceeds" means with respect to the incurrence, sale or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than any Indebtedness permitted by Section 7.2.2, as such Section may be amended or modified with the consent of the Required Lenders), the excess of:

            (a) the gross cash proceeds received by such Person from such incurrence, sale or issuance,

over

            (b) the sum of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance and (ii) in the case of any Indebtedness incurred, sold or issued by any Non-Guarantor that is a Foreign Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States.

      "Net Disposition Proceeds" means, with respect to any Disposition of any assets of the Borrower or any of its Subsidiaries permitted pursuant to clause
(d) of Section 7.2.11, the excess of

            (a) the gross cash proceeds received by such Person from any such Disposition and any cash payments when received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof, over

            (b) the sum of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition, (ii) all Taxes and other governmental costs and expenses actually paid or estimated by such Person (in good faith) to be payable in cash in connection with such Disposition (including, in the event of a Disposition of non-U.S. assets, any such taxes or other costs or expenses resulting from repatriating any such proceeds to the United States), (iii) payments made by such Person to retire Indebtedness (other than the Credit Extensions) of such Person where payment of such Indebtedness is required in connection with such Disposition and (iv) reserves for purchase price adjustments, including earn-out payments, and retained fixed liabilities that are payable by the Borrower or such Subsidiary in cash to the extent required under GAAP in connection with such Disposition;

provided, however, that if, after the payment of all Taxes, purchase price adjustments, including earn-out payments, and retained fixed liabilities with respect to such Disposition, the amount of estimated Taxes, purchase price adjustments, including earn-out payments, and retained fixed liabilities, if any, pursuant to clause (b)(ii) or (b)(iv) above exceeded the amount of Taxes, purchase price adjustments, including earn-out payments, and retained fixed liabilities amount actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

      "Net Equity Proceeds" means with respect to the sale or issuance by the Borrower to any Person of any Capital Securities of the Borrower, or any warrants or options with respect to any such Capital Securities or the exercise of any such warrants or options after the Closing Date (other than any sale or issuance to, or exercise by, any directors, officers, employees or consultants of the Borrower and its Subsidiaries), the excess of:

            (a) the gross cash proceeds received by the Borrower from such sale, exercise or issuance,

over

            (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

      "Net Income" means, for any period, the aggregate of all amounts (exclusive of (i) extraordinary gains and losses, (ii) gains and losses from Dispositions, and (iii) non-cash restructuring charges, but including dividends or distributions paid in cash by OSIFC to the Borrower) which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period; provided, however, that non-recurring expenses associated with personnel and facility relocations, strategic reviews, branding and Year 2000 compliance incurred during any of the four Fiscal Quarters ending prior to the Closing Date shall be included in the determination of Net Income.

      "Non-Domestic Secured Party" means any Secured Party that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

      "Non-Excluded  Taxes" means any Taxes other than net income and  franchise
Taxes imposed with respect to any Secured Party by a Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office or under the jurisdiction of which such Secured Party maintains a fixed place of business or otherwise engages in business.

      "Non-Guarantor" means Pay Tech, and each other Subsidiary of the Borrower which is not a Subsidiary Guarantor.

      "Note" means, as the context may require, a Revolving Note, a Term A Note, a Term B Note or a Swing Line Note.

      "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans and all Reimbursement Obligations.

      "Obligor" means, as the context may require, the Borrower and each other Person (other than (i) a Secured Party and (ii) any OSI Shareholder) obligated under any Loan Document.

      "Organic Document" means, relative to any Person, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person's partnership interests, limited liability company interests or authorized shares of Capital Securities.

      "OSI Common Stock" means the common stock of the Borrower, $0.01 par value per share.

      "OSI Shareholders" means MDCP and each other shareholder of the OSI Common Stock who is obligated under the Shareholders' Pledge Agreement.

      "OSIFC" means OSI Funding Corp., a Delaware corporation and a wholly owned Subsidiary of the Borrower (which shall be converted to a non-Subsidiary limited liability company after the Closing Date as contemplated in Section 7.4).

      "OSIFC Family" and "OSIFC Family Member" means OSIFC and/or any Subsidiary of OSIFC, either collectively or individually, as the context may require.

      "OSIPS" means OSI Portfolio Services, Inc. (formerly known as Account Portfolios, Inc.), a Delaware corporation and a wholly owned Subsidiary of the Borrower.

      "Other Person" is defined in the definition of "Subsidiary".

      "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document; provided, that the term "Other Taxes" shall not include any net income or franchise taxes.

      "Outstanding Amount" is defined in clause (c) of Section 2.3.2.

      "Participant" is defined in Section 10.11.2.

      "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to either Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Pay Tech" means Pay Tech, Inc., a Wisconsin corporation and a Subsidiary of the Borrower.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Percentage"   means,  as  the  context  may  require,   any  Lender's  RL
Percentage, Term A Loan Percentage or Term B Loan Percentage.

      "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of each Obligor that is a party to Pledge and Security Agreement pursuant to Section 5.1.15 or 7.1.8, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Permitted Acquisition" means an acquisition of Capital Securities (by merger, consolidation, purchase or otherwise) or of all or substantially all of the assets by the Borrower or any Subsidiary (other than any OSIFC Family Member) from any Person in which the following conditions are satisfied:

            (a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1);

            (b) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4;

            (c) such acquisition, if an acquisition of Capital Securities, shall result in the issuer of such Capital Securities becoming a wholly owned Subsidiary; and

            (d) upon  the  consummation  of  such acquisition, the provisions of
      Section 7.1.8 are complied with.

      "Permitted Lien" means any Lien described in Section 7.2.3.

      "Permitted  Portfolio  Acquisition"  is  defined  in clause (m) of Section
7.2.5.

      "Permitted Receivables Amount" means (initially) $100,000,000, as such amount may be cumulatively increased from time to time following the 2001 Fiscal Year (in an aggregate amount not to exceed $55,000,000 over the term of this Agreement) by the "Increased Amount" set forth below if the Leverage Ratio as of the last day of any Fiscal Year is less than that set forth below (provided, that, (i) once a particular Leverage Ratio has been achieved, the Permitted Receivables Amount shall only be subsequently increased if at least the next succeeding minimum Leverage Ratio (the "Next Ratio") is achieved in a subsequent Fiscal Year and (ii) if, in any given Fiscal Year, the Leverage Ratio falls below the next succeeding minimum Leverage Ratio below the Next Ratio, the Permitted Receivables Amount will be cumulatively increased by the full amount of the applicable Increased Amounts set forth below (i.e., if, at the end of Fiscal Year 1, the Leverage Ratio is 2.80:1.00 and, thereafter, the Leverage Ratio is 2.20:1.00 at the end of Fiscal Year 2, on and as of the appropriate date, the Permitted Receivables Amount will be increased by $20,000,000)):


                      Leverage Ratio
                        Less Than               Increased Amount
                      ---------------           ----------------

                       3.25:1.00                  $15,000,000

                       2.75:1.00                  $10,000,000

                       2.25:1.00                  $10,000,000

                       1.75:1.00                  $10,000,000

                       1.25:1.00                  $10,000,000

The Leverage Ratio used to compute the Increased Amount shall be that set forth in the Compliance Certificate delivered by the Borrower to the Administrative Agent for the fourth Fiscal Quarter of each Fiscal Year (beginning with the fourth Fiscal Quarter of the 2001 Fiscal Year); provided, that the Increased
Amount shall only become effective from and subsequent to the date such Compliance Certificate is actually delivered and only if such Compliance Certificate also demonstrates that (i) no Default shall have occurred and be continuing and (ii) the Borrower was in compliance with the covenants set forth in Section 7.2.4 during the fourth Fiscal Quarter of the Fiscal Year in respect of which such Compliance Certificate is delivered.

      "Permitted Receivables Transaction" means any transaction (including any Alternative Receivables Program), providing for the sale or financing of Accounts with customary limited recourse based on the collectability of the Accounts sold, consummated pursuant to and in accordance with the Receivables Documents.

      "Permitted Refinancing" means, as to any Indebtedness (other than the Obligations), the incurrence of other Indebtedness (whether with the same or different lenders) to refinance such existing Indebtedness or the amendment, renewal or other modification of such existing Indebtedness; provided that, in the case of such other Indebtedness or modified Indebtedness, the following conditions are satisfied:

            (i) the weighted average life to maturity of such refinancing or modified Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced or modified, and the first scheduled principal payment in respect of such refinancing or modified Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced or modified;

            (ii)  the  principal   amount  of  such   refinancing   or  modified
      Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced or modified;

            (iii) the respective obligor or obligors shall be the same on the refinancing or modified Indebtedness as on the Indebtedness being refinanced or modified;

            (iv)  the  security,   if  any,  for  the  refinancing  or  modified
      Indebtedness shall be the same as that for the Indebtedness being refinanced or modified (except to the extent that less security is granted to holders of the refinancing Indebtedness or modified Indebtedness);

            (v) the refinancing or modified Indebtedness is subordinated to the Obligations to the same degree, if any, or to a greater degree as the Indebtedness being refinanced or modified; and

            (vi) with respect to any refinancing or modification of the Indebtedness evidenced by the Subordinated Notes, no material terms applicable to such refinancing or modified Indebtedness and, if applicable, the related guarantees of such refinancing or modified Indebtedness (including covenants, events of default, acceleration rights and remedies) shall be more favorable to the lenders with respect to such refinancing or modified Indebtedness than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced or modified.

      "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

      "PIK Preferred Equity" is defined in clause (b) of the fourth recital.

      "PIK Preferred Equity Documents" is defined in clause (b) of the fourth recital.

      "PIK Preferred Equity Holders" is defined in clause (b) of the fourth recital.

      "PIK Preferred Equity Issuance" is defined in clause (b) of the fourth recital.

      "Pledge Agreement" means, as the context may require, the Shareholders' Pledge Agreement, the Borrower Pledge and Security Agreement and/or the Subsidiary Pledge and Security Agreement.

      "Pledge and Security Agreement" means, as the context may require, the Borrower Pledge and Security Agreement and/or the Subsidiary Pledge and Security Agreement.

      "Pledged Subsidiary" means each Subsidiary in respect of which the Administrative Agent has been granted a security interest in or a pledge of (i) any of the Capital Securities of such Subsidiary or (ii) any Intercompany Notes of such Subsidiary owing to the Borrower or another Subsidiary.

      "Preferred Equity" is defined in clause (c) of the fourth recital.

      "Preferred Equity Documents" is defined in clause (c) of the fourth recital.

      "Preferred Equity Holders" is defined in clause (c) of the fourth recital.

      "Preferred Equity Issuance" is defined in clause (c) of the fourth recital.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by Fleet National Bank, as its prime rate in effect at its principal office in Boston, Massachusetts; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Public Market" shall exist if (i) a Public Offering has been consummated and (ii) any Capital Securities of the Borrower has been distributed by means of an effective registration statement under the Securities Act.

      "Public Offering" means a public offering of Capital Securities of the Borrower pursuant to an effective registration statement under the Securities Act.

      "Quarterly Payment Date" means the 15th day of January, April, July and October, or, if any such day is not a Business Day, the next succeeding Business Day.

      "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "Recapitalization" is defined in the first recital.

      "Recapitalization Agreement" is defined in the first recital.

      "Receivables Agreement" means that certain Sale and Servicing Agreement, dated as of October 28, 1998, by and among the Borrower, Gulf State Credit, L.L.C., OSIFC and OSIPS, as in effect on the Closing Date.

      "Receivables Documents" means the Receivables Agreement, the Triple-A One Credit Agreement, the Triple-A One Commercial Paper, and the Variable Funding Notes, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

      "Receivables Facility Outstandings" means, at any date of determination, the principal amount of commercial paper issued and outstanding under the Triple-A One Credit Agreement and pursuant to the Permitted Receivables Transaction.

      "Refinancing" is defined in the second recital.

      "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

      "Register" is defined in clause (b)(i) of Section 2.7.

      "Reimbursement Obligation" is defined in Section 2.6.3.

      "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Release" means a "release", as such term is defined in CERCLA.

      "Replacement Lender" is defined in Section 4.11.

      "Replacement Notice" is defined in Section 4.11.

      "Repurchase Payments" means amounts expended to repurchase, redeem, or otherwise retire for value any shares of the Borrower's Capital Securities (together with options or warrants in respect of any thereof) held by officers, directors, employees and individual persons who are consultants of the Borrower (or any of their respective estates or beneficiaries under such estates).

      "Required Lenders" means, at any time, Lenders holding at least 51% of the Total Exposure Amount.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

      "Restricted Cash Balance" means, as of the last day of any Fiscal Quarter, the aggregate amount of all cash, deposits and Cash Equivalent Investments which is not owned by the Borrower or any of its Subsidiaries but instead is being held by the Borrower or any such Subsidiary for the benefit of any of their respective customers which are not included as "cash and cash equivalents" on the consolidated balance sheet of the Borrower and its Subsidiaries.

      "Restricted Payment" means the declaration or payment of any dividend (other than dividends to be paid or in fact paid in Capital Securities of the Borrower or any Subsidiary or by an increase in the liquidation preference of any Capital Securities of the Borrower or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other payment or distribution (other than in Capital Securities or by an increase in the liquidation preference of any Capital Securities of the Borrower or any Subsidiary) in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise.

      "Revolving Loan" is defined in Section 2.1.1.

      "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to Section 2.1.1.

      "Revolving Loan Commitment Amount" means, on any date, $75,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Revolving Loan Commitment Termination Date" means the earliest of

            (a) December 10, 2005;

            (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

      "Revolving Loan Lender" is defined in Section 2.1.1.

      "Revolving Note" means a promissory note of the Borrower payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "RL Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth on Schedule II hereto under the Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

      "Rollover Shareholders" is defined in clause (ii) of the first recital.

      "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

      "SEC" means the Securities and Exchange Commission.

      "Secured Parties" means, collectively, the Lenders, the Issuers, the Managing Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shareholders' Pledge Agreement" means the Pledge Agreement executed and delivered by each of the OSI Shareholders, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Solicitation" is defined in the third recital.

      "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability, including as an asset all Contingent Liabilities and indemnifications provided by a third party in favor of such Person and its Subsidiaries.

      "Specified Liabilities" means liabilities of the Borrower or any of its Subsidiaries arising from agreements delivered after the Closing Date in connection with acquisitions or dispositions of any business, assets or
Subsidiary of the Borrower or any of its Subsidiaries in respect of indemnification, adjustment of purchase price (including earn-out arrangements), similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements.

      "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

      "Stated Expiry Date" is defined in Section 2.6.

      "Stated Maturity Date" means

            (a) with respect to all Term A Loans, December 10, 2005;

            (b) with respect to all Term B Loans, June 10, 2006; and

            (c) with respect to all Revolving Loans and Swing Line Loans, December 10, 2005.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number of one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Student Loan Collection Business" means billing, portfolio management, default aversion and debt collection services for the purpose of collecting loans issued or guaranteed under a student financial assistance program.

      "Subordinated Debt" means unsecured Indebtedness of each Obligor (including the Indebtedness evidenced by the Subordinated Notes) subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Required Lenders.

      "Subordinated Debt Documents" means, collectively, the Subordinated Note Indenture and each of the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments (including the Subordinated Notes) and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, waived, amended and restated or otherwise modified in accordance with Section 7.2.12.

      "Subordinated Note Holders" is defined in the third recital.

      "Subordinated Note Indenture" means the Indenture, dated November 6, 1996, between the Borrower, the guarantors signatory thereto, and Wilmington Trust Company, as trustee, as in effect on the Closing Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.12, and any refinancings or replacements thereof.

      "Subordinated Notes" means the Borrower's 11% senior subordinated notes due 2006, as in effect on the Closing Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with
Section 7.2.12.

      "Subordination Provisions" is defined in Section 8.1.11.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity ("Other Person") of which more than 50% of the Voting Securities of such Other Person (irrespective of whether at the time Capital Securities of any other class or classes of such Other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Subsidiary Guarantor" means each Domestic Subsidiary that has executed and delivered to the Administrative Agent the Subsidiary Guaranty (or a supplement thereto) pursuant to the terms of this Agreement.

      "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Subsidiary Pledge and Security Agreement" means the Pledge and Security Agreement executed and delivered by an Authorized Officer of each Subsidiary, substantially in the form of Exhibit G-3 hereto, together with any supplemental Foreign Pledge Agreements delivered from time to time pursuant to the terms of the Pledge and Security Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Summary" is defined in clause (a) of Section 7.1.13.

      "Swing Line Lender" means the Administrative Agent, in its capacity as the Swing Line Lender.

      "Swing Line Loan" is defined in clause (b) of Section 2.1.1.

      "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.1.

      "Swing Line Loan Commitment Amount" means, on any date, $7,500,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Syndication Agent" is defined in the preamble.

      "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

      "Term A Loan" is defined in Section 2.1.3.

      "Term A Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term A Loans pursuant to Section 2.1.3.

      "Term A Loan Commitment Amount" means, on any date, $150,000,000.

      "Term A Loan Commitment Termination Date" means the earlier of (a) the Closing Date (immediately after the making of the Term A Loans on such date) and
(b) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (a) or (b), the Term A Loan Commitments shall terminate automatically and without any further action.

      "Term A Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term A Loan Percentage" means, relative to any Lender, the applicable percentage relating to Term A Loans set forth on Schedule II hereto under the Term A Loan Commitment column or set forth in a Lender Assignment Agreement under the Term A Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any Term A Loan Commitment if its percentage under the Term A Loan Commitment column is zero.

      "Term B Loan" is defined in Section 2.1.4.

      "Term B Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term B Loans pursuant to Section 2.1.4.

      "Term B Loan Commitment Amount" means, on any date, $250,000,000.

      "Term B Loan Commitment Termination Date" means the earlier of (a) the Closing Date (immediately after the making of the Term B Loans on such date); or
(b) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (a) or (b), the Term B Loan Commitments shall terminate automatically and without any further action.

      "Term B Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term B Loan Percentage" means, relative to any Lender, the applicable percentage relating to Term B Loans set forth on Schedule II hereto under the Term B Loan Commitment column or set forth in a Lender Assignment Agreement under the Term B Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any Term B Loan Commitment if its percentage under the Term B Loan Commitment column is zero.

      "Term Loans" means, collectively, the Term A Loans and the Term B Loans.

      "Termination Date" means the date on which all Obligations have been paid in full (other than indemnity obligations not yet due and payable) in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

      "Total Debt" means, on any date, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clauses (a), (b) and (c), in each case, of the definition of "Indebtedness" and, without duplication, any Contingent Liability in respect of any of the foregoing.

      "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

      "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to either Pledge and Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Tranche" means, as the context may require, the Term A Loans, the Term B Loans or the Revolving Loans.

      "Transaction" is defined in the fourth recital.

      "Transaction Documents" means each of the Material Documents and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Recapitalization, the Refinancing, the Preferred Equity Issuances, the Solicitation, and the other transactions contemplated hereby or thereby, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

      "Triple-A One" means Triple-A One Funding Corp., a Delaware corporation.

      "Triple-A Commercial Paper" means commercial paper issued by Triple-A One to fund advances made by Triple-A One to OSIFC evidenced by the Variable Funding Notes.

      "Triple-A One Credit Agreement" means the Triple-A One Credit Agreement, dated as of October 28, 1998, among OSIFC, Triple-A One, and MBIA Insurance Corporation, as in effect on the Closing Date.

      "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "UAS" means University Accounting Service, Inc., a Wisconsin corporation, as such corporation's name may be changed from time to time.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

      "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

      "Variable Funding Notes" means, collectively, the variable funding notes or certificates issued by OSIFC to Triple-A One to finance the purchase of receivables by OSIFC pursuant to the Triple-A One Credit Agreement, as in effect on the Closing Date.

      "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote (that is, not contingent on the happening of any event) for the election of directors, managers or other voting members of the governing body of such Person.

      "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

      "wholly owned" refers to any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule, and each notice and other communication delivered from time to time in connection with any Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations; etc. (a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (a) of Section 5.1.8. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries (other than the OSIFC Family), in each case without duplication.

      (b) For purposes of computing the Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, such ratios (and any financial calculations or components required to be made or included therein) shall be determined, with respect to the relevant period, after giving pro forma effect to each acquisition and Disposition of a Person, business or asset consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition, Disposition and related transactions had been consummated on the first day of such period, in each case based on historical actual results accounted for in accordance with GAAP. In furtherance of, and not in limitation of, the preceding sentence, any determination to be made in accordance with this clause for any period commencing prior to the Closing Date shall give pro forma effect to the Transaction as provided in the preceding sentence.

                                   ARTICLE II

                       COMMITMENTS, BORROWING AND ISSUANCE

                    PROCEDURES, NOTES AND LETTERS OF CREDIT

      SECTION 2.1.  Commitments.   On the terms and subject to the conditions of
this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.

      SECTION 2.1.1. Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date,

            (a) each Lender that has a Revolving Loan Commitment (referred to as a "Revolving Loan Lender") agrees that it will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's RL Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Borrower to be made on such day; and

            (bi the Swing Line Lender agrees that it will make loans (its "Swing Line Loans") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of the Swing Line Lender described in this clause is herein referred to as its "Swing Line Loan Commitment".

On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Revolving Loan Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans of such Revolving Loan Lender, together with such Lender's RL Percentage of the aggregate amount of all Swing Line Loans and Letter of Credit Outstandings, would exceed such Lender's RL Percentage of the then existing Revolving Loan Commitment Amount. Furthermore, the Swing Line Lender shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or (ii) unless otherwise agreed to by the Swing Line Lender, in its sole discretion, the sum of all Swing Line Loans and Revolving Loans made by the Swing Line Lender plus the Swing Line Lender's RL Percentage of the aggregate amount of Letter of Credit Outstandings would exceed the Swing Line Lender's RL Percentage of the then existing Revolving Loan Commitment Amount.

      SECTION 2.1.2. Letter of Credit Commitment. Each of the parties hereto acknowledge and agree that all Existing Letters of Credit shall continue as Letters of Credit for all purposes under the Loan Documents. In addition, from time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, each Issuer agrees that it will, to the extent requested by the Borrower,

            (a) issue one or more Letters of Credit in the Stated Amount requested by the Borrower on such day; or

            (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder.

No Stated Expiry Date shall be scheduled to occur beyond the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) unless otherwise agreed to by the applicable Issuer in its sole discretion, one year from the date of such issuance or extension. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount.

      SECTION 2.1.3. Term A Loan Commitment. In a single Borrowing on any Business Day occurring on or prior to the Term A Loan Commitment Termination Date, each Lender that has a Term A Loan Commitment agrees that it will make loans (relative to such Lender, its "Term A Loans") to the Borrower equal to such Lender's Term A Loan Percentage of the aggregate amount of the Borrowing of Term A Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Term A Loans may be reborrowed.

      SECTION 2.1.4. Term B Loan Commitment. In a single Borrowing on any Business Day occurring on or prior to the Term B Loan Commitment Termination Date, each Lender that has a Term B Loan Commitment agrees that it will make loans (relative to such Lender, its "Term B Loans") to the Borrower equal to such Lender's Term B Loan Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to Term B Loans may be reborrowed.

      SECTION  2.2.  Reduction  of   the  Commitment  Amounts.   The  Commitment
Amounts are subject to reduction from time to time pursuant to this Section.

      SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring on and after the Closing Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least three Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $100,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the
Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or any Issuer.

      SECTION 2.2.2. Mandatory. Following the prepayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date the Term Loans would otherwise have been required to be prepaid pursuant to clause (e), (f), (g) or
(h) of Section 3.1.1, in an amount equal to the amount by which the Term Loans would otherwise be required to be prepaid if Term Loans had been outstanding.

      SECTION 2.3. Borrowing Procedures. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

      SECTION 2.3.1. Borrowing Procedure. In the case of other than Swing Line Loans, by delivering a Borrowing Request to the Administrative Agent on or before 12:00 p.m. (noon) on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than ten Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $2,000,000 and an integral multiple of $500,000, in the case of Base Rate Loans, in a minimum amount of $500,000 and an integral multiple of $100,000 or, in either case, in the unused amount of the applicable Commitment; provided, however, that all of the initial Loans shall be made as Base Rate Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of other than Swing Line Loans, on or before 1:00 p.m. on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice to the Swing Line Lender on or before 12:00 noon on any Business Day (followed (within one Business Day) by the delivery of a confirming Borrowing Request) occurring on and after the Closing Date through (but excluding) the Revolving Loan Commitment Termination Date, the Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $250,000 and an integral multiple of $50,000; provided, that the aggregate principal amount of Swing Line Loans shall at no time exceed the Swing Line Loan Commitment Amount. Subject to Section 5.2, all Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender.

      (b) Each Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender in its sole and absolute discretion at any time, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's RL Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided, that if any Default described in clauses
(a) through (d) of Section 8.1.9 shall have occurred and be continuing, the procedures set forth in the last two sentences of this clause shall apply and no other provisions of this clause shall be applicable. On or before 11:00 a.m. on the first Business Day following receipt by each Revolving Loan Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Revolving Loan Lenders make the above referenced Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to the Swing Line Lender's RL Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become outstanding under such Revolving Loan Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Revolving Loan Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default (other than a Default which the Swing Line Lender is deemed to have notice of pursuant to clause (b) of Section 9.3); (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If, prior to the making of a Revolving Loan pursuant to this clause, any Default described in clauses (a) through (d) of Section 8.1.9 shall have occurred and be continuing, each Revolving Loan Lender will, on the date such Revolving Loan was to have been made, purchase an undivided participation interest in the Refunded Swing Line Loan in an amount equal to its RL Percentage of the aggregate principal amount of such Refunded Swing Line Loan. Each Revolving Loan Lender will immediately transfer to the
Swing Line Lender, in immediately available funds, the amount of its participation in such Refunded Swing Line Loan.

      (c) If any Revolving Loan Lender does not make a Revolving Loan (or otherwise purchase from the Revolving Loan Lender an undivided participation interest) in an amount (the "Outstanding Amount") equal to such Lender's RL Percentage of the aggregate principal amount of all Refunded Swing Line Loans pursuant to clause (b) above on the applicable due date with respect thereto, then such Revolving Loan Lender shall promptly pay to the Swing Line Lender on demand such Outstanding Amount with interest thereon accruing at the Federal Funds Effective Rate for each day from (and including) the date such Outstanding Amount should have been made available to the Swing Line Lender to (but excluding) the date upon which such Revolving Loan Lender actually paid such Outstanding Amount to the Swing Line Lender. If such Revolving Loan Lender pays such Outstanding Amount to the Swing Line Lender, then, on and as of the date of such payment, such Outstanding Amount shall constitute such Revolving Loan Lender's Loan including in such Refunded Swing Line Loan or the consideration for the purchase of its undivided participation interest, as the case may be.

      (d) The failure or refusal of any Revolving Loan Lender to make a Revolving Loan (or otherwise purchase from the Revolving Loan Lender an undivided participation interest) in an amount equal to such Lender's RL Percentage of the aggregate principal amount of all Refunded Swing Line Loans pursuant to clause (b) above on the applicable due date with respect thereto shall not (i) relieve any other Revolving Loan Lender from its several obligation hereunder to make a Revolving Loan (or otherwise purchase an undivided participation interest) pursuant to clause (b) above and (ii) impose upon such other Revolving Loan Lender any liability with respect to such failure or refusal or otherwise increase such other Revolving Loan Lender's RL Percentage of the Revolving Loan Commitment Amount.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than ten Business Days' notice, that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than ten Business
Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

      SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon on a Business Day, the Borrower may from time to time irrevocably request on not less than two nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than two Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the applicable Issuer, in its sole discretion), that such Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by the Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date or (ii) (unless otherwise agreed to by the Issuer, in its sole discretion), one year from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

      SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit, and without further action, each Revolving Loan Lender (other than the applicable Issuer) shall be deemed to have irrevocably purchased, to the extent of its RL Percentage, a participation interest in such Letter of Credit (including the Contingent Liability in respect thereof), and such Revolving Loan Lender shall, to the extent of its RL Percentage, be responsible for reimbursing within one Business Day the applicable Issuer for any amount drawn under a Letter of Credit which has not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Revolving Loan Lender shall, to the extent of its RL Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

      SECTION 2.6.2. Disbursements. The applicable Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 1:00 p.m. on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary Guarantor (other than UAS)).

      SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the applicable Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse such Issuer, each Revolving Loan Lender's obligation under Section 2.6.1 to pay to such Issuer its RL Percentage of any drawing under a Letter of Credit, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Revolving Loan Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder or paying its RL Percentage of any drawing under a Letter of Credit, as the case may be, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against such Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

      SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

            (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Issuer of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

            (b) the Borrower shall be immediately obligated to reimburse such Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

      SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d)  errors, omissions, interruptions or delays in transmission   or
      delivery of any messages, by mail, cable, telegraph, telex or otherwise;
      or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

      SECTION  2.7.  Register; Notes.

      (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (c) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of any Obligor.

      (b) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (c) below the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's
Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 10.11.1. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

      (c) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Revolving Note, a Term A Note and/or a Term B Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of any Obligor.
The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee (and to the assignor, if the assignor is retaining any of the Loans) and the old Note shall be returned by the Administrative Agent to the Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                  ARTICLE III
                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION  3.1.  Repayments  and   Prepayments;  Application.   The Borrower
agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

      SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

            (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                  (i) Loans  (other than Swing Line Loans);  provided,  however, that (A) in the case of Term Loans, the Borrower may elect to prepay either Term A Loans or Term B Loans, such prepayment to be applied pro rata among the Term Loans so prepaid of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans (to be applied as set forth in clause (a) of
            Section 3.1.2 and with the amount of such prepayment of the Term A Loans or Term B Loans, as applicable, being applied to the remaining scheduled amortization payments thereof in direct order in accordance with the amount of each such remaining Term A Loan or Term B Loan amortization payments); (B) with respect to Term B Loans only, there shall be a prepayment fee of (1) 2.0% of the principal amount of such Loans voluntarily prepaid on or prior to December 10, 2000, (2) 1.0% of the principal amount of such Loans voluntarily prepaid from (and including) December 11, 2000 through (and including) December 10, 2001, and (3) 0% thereafter; (C) any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;
            (D) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and (E) all such voluntary partial prepayments of any Loans shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000.

                  (ii) Swing Line Loans;  provided,  that (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and
            (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $200,000 and an integral multiple of $100,000.

            (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrower shall make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both) and, if necessary, Cash Collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess.

            (c) On the Stated Maturity Date for Term A Loans and on each Quarterly Payment Date occurring during any period set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                Amount of Required
              Period                            Principal Repayment
              ------                            -------------------
        10/16/00 through (and
          including) 10/16/01                      $1,875,000.00

        10/17/01 through (and
          including) 10/15/02                      $3,750,000.00

        10/16/02 through (and
          including) 10/15/03                      $7,500,000.00

        10/16/03 through (and
          including) 10/15/04                      $9,375,000.00

        10/16/04 through (and
          including) 10/17/05                      $12,000,000.00

        Stated Maturity Date for
         Term A Loans                           $12,000,000.00 or, if different,
                                                the  then outstanding  principal
                                                amount of all Term A Loans.

            (d) On the Stated Maturity Date for Term B Loans and on each Quarterly Payment Date occurring during any period set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                                Amount of Required
              Period                            Principal Repayment
              ------                            -------------------

        Closing Date through (and
         including) 04/15/05                         $625,000.00

        04/16/05 through (and
          including) 04/17/06                     $47,250,000.00

        Stated Maturity Date for
          Term B Loans                          $47,250,000.00 or, if different,
                                                the  then  outstanding principal
                                                amount of all Term B Loans.

            (e) No later than five Business Days following the delivery by the Borrower of its annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 2000 Fiscal Year), the Borrower shall deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year last ended and, no later than five Business Days following the delivery of such calculation, make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 50% of the Excess Cash Flow (if any) for such Fiscal Year to be applied as set forth in Section 3.1.2; provided, however, that such prepayment shall only be required to be made to the extent that the amount of Indebtedness, as reduced by giving effect to such prepayment, would result in a Leverage Ratio of greater than 3.50:1.00 on a pro forma basis as of the date of such prepayment.

            (f) No later than one Business Day (in the case of Net Debt Proceeds) or 30 calendar days (in the case of Net Disposition Proceeds) following the receipt of any Net Disposition Proceeds from any Disposition or a series of related Dispositions, the aggregate amount of which is in excess of $50,000 or Net Debt Proceeds by the Borrower or any of its Subsidiaries, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, to the extent the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, with respect to any single transaction or series of related transactions, exceeds $2,000,000, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment on account of such Net Disposition Proceeds shall be required under this clause if the Borrower informs the Administrative Agent no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property consistent with the business permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2.

            (g) The Borrower shall, concurrently with the receipt of any Net Equity Proceeds by the Borrower or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, and, to the extent that the amount of such Net Equity Proceeds with respect to any single transaction or series of related transactions exceeds $2,000,000, and subject to the proviso below, make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in
      Section 3.1.2; provided, however, that such prepayment shall only be required to be made to the extent that the amount of Indebtedness, as reduced by giving effect to such prepayment would result in a Leverage Ratio of greater than 3.50:1 on a pro forma basis as of the date of such prepayment;

            (h) The Borrower shall, no later than the 60th calendar day following the receipt by the Borrower or any of its Subsidiaries of any Casualty Proceeds in excess of $2,000,000 (individually or in the aggregate in any Fiscal Year), make or cause to be made a mandatory prepayment of the Term Loans in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Administrative Agent no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property subject to such Casualty Event or the acquisition of other assets or property consistent with the business permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment) and in fact uses or commits to use such Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property subject to such Casualty Event or to acquire such other property or assets within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365 day period being applied to the Loans pursuant to Section 3.1.2; provided further, however, that at any time when any Event of Default shall have occurred and be continuing or Casualty Proceeds not applied as provided above shall exceed $2,000,000, such Casualty Proceeds will be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrower to pay for such rebuilding, replacement or acquisition.

            (i) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

      SECTION 3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

            (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

            (b) Each prepayment of Term Loans made pursuant to clauses (e), (f),
      (g) and (h) of Section 3.1.1 shall be applied (i) first, pro rata to a mandatory prepayment of the outstanding principal amount of all Term A Loans and Term B Loans (with the amount of such prepayment of the Term A Loans and the Term B Loans being applied to the remaining scheduled amortization payments of the Term A Loans or Term B Loans, as the case may be, in inverse order in accordance with the amount of each such remaining Term A Loan or Term B Loan amortization payments, and (ii) second, once all Term Loans have been repaid in full, to the repayment of any outstanding Revolving Loans and, in the case of prepayments pursuant to clause (e), (f), (g) or (h) of Section 3.1.1, to a reduction of the Revolving Loan Commitment Amount in accordance with Section 2.2.2; provided, however, that, in the case of any prepayment of Term B Loans made pursuant to clause (e), (f), (g) or (h) of Section 3.1.1, if the Borrower (at any time prior to the repayment in full of the Term A Loans) elects in writing, in its sole discretion, to permit any Lender that has Term B Loans to decline to have such Loans so prepaid, then any Lender that has Term B Loans may, by delivering a notice to the Administrative Agent at least one Business Day prior to the date that such prepayment is to be made, decline to have such Loans prepaid with the amounts set forth above, in which case 50% of the amounts that would have been applied to a prepayment of such Lender's Term B Loans shall instead be applied to a prepayment of the principal amount of all outstanding Term A Loans until all outstanding Term A Loans have been prepaid in full, with the balance being retained by the Borrower.

      SECTION  3.2.   Interest  Provisions.    Interest   on   the   outstanding
principal amount of Loans shall accrue and be payable in accordance with the terms set forth below.

      SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

            (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Adjusted Base Rate from time to time in effect plus the Applicable Margin; provided that all Swing Line Loans shall always accrue interest at the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans; and

            (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Adjusted Base Rate from time to time in effect, plus the Applicable Margin for Term B Loans accruing interest at the Base Rate, plus a margin of 2%.

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a) on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on any Loan which is a LIBO Rate Loan on the principal amount so paid or prepaid;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

            (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period); and

            (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or 8.3, immediately upon such acceleration.

Interest  accrued  on Loans or other  monetary  Obligations  after the date such
amount  is  due  and  payable   (whether  on  the  Stated  Maturity  Date,  upon
acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

      SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the applicable Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee, in each case on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings, in the case of the Revolving Loan Commitment Amount). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower in arrears on the Closing Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Lenders (other than in the case of the Swing Line Lender).

      SECTION 3.3.2. Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Administrative Agent's Fee Letter

      SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the each applicable Issuer and each Revolving Loan Lender, a Letter of Credit fee in an amount equal to the then effective Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to each applicable Issuer quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date a fronting fee as specified in the Administrative Agent's Fee Letter or as otherwise agreed to by the Borrower and the applicable Issuer.

                                   ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, after the determination thereof, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

            (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

            (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Sections 2.3 and 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender and each Issuer for any increase in the cost to such Lender or such Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for (i) such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively, and (ii) increased costs which are already included in the determination of the Statutory Reserve Rate. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within ten days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

            (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;

            (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

            (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

but in each case other than due to such Lender's failure to fulfill its obligations hereunder, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within ten days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If, after the Closing Date, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Secured Party may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

            (a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent any Taxes are imposed by law. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by the Borrower to or on behalf of any Secured Party under any Loan Document, then:

                  (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                  (ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i), if applicable) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

            (b) In addition, the Borrower shall pay any and all Other Taxes imposed on or with respect to a Secured Party to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

            (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) or if obtaining such receipt or copy is impractical, other documentation necessary for purposes of claiming a foreign tax credit evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

            (d) Subject to clause (f), the Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed, assessed on or actually paid by or on behalf of such Secured Party (whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having actual knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Taxes that are paid or payable by such Secured Party as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

            (e) Each Non-Domestic Secured Party, on or prior to the date on which such Non-Domestic Secured Party becomes a Secured Party hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such Non-Domestic Secured Party is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either

                  (i) two properly  completed  and duly  executed  copies of (A)
            Internal Revenue Service Form W-8BEN and (B) Internal Revenue Service Form 4224 or Form 1001 or, in either case, an applicable successor form; or

                  (ii) in the case of a  Non-Domestic  Secured Party that is not legally entitled to deliver either form listed in clause (e)(i), (x) a certificate in form and substance reasonably satisfactory to the Borrower and the Administrative Agent of a duly authorized officer of such Non-Domestic Secured Party to the effect that such Non-Domestic Secured Party is not (A) a "bank" within the meaning of
            Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (y) two properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or applicable successor form, in each case certifying that such Non-Domestic Secured Party is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any Non-Excluded Taxes. Each such Non-Domestic Secured Party further agrees to deliver to each of the Borrower and the Administrative Agent an additional copy of such relevant form on or before the date such form expires or becomes obsolete or after the occurrence of any event (including a change in applicable lending office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-Domestic Secured Party is entitled to an exemption from withholding or deduction for or on account of Non-Excluded Taxes in connection with payments under this Agreement or under any of the Notes. Each such Non-Domestic Secured Party shall promptly notify the Borrower and the Administrative Agent of any changes in circumstances unique to such Non-Domestic Secured Party, and not including a change in law, that would modify or render invalid any claimed exemption or reduction.

            (f) The Borrower shall not be obligated to gross up any payments to any Secured Party pursuant to clause (a)(i), or to indemnify any Secured Party pursuant to clause (d), in respect of Taxes to the extent imposed as a result of (i) the failure of such Secured Party to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Secured Party, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding Tax or the information or certifications made therein by the Secured Party being untrue or inaccurate on the date delivered in any material respect, or (iii) the Secured Party designating a successor lending office at which it maintains its Loans which has the effect of causing such Secured Party to become obligated for Tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Secured Party pursuant to clause (a)(i), and to indemnify any such Secured Party pursuant to clause (d), in respect of United States federal withholding Taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding Tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date on which such Secured Party became a Secured Party hereunder, which change rendered such Secured Party no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding Tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect or (ii) the obligation to gross up payments to any such Secured Party pursuant to clause (a)(i) or to indemnify any such Secured Party pursuant to clause (d) is with respect to an assignee Secured Party as a result of an assignment made at the request of the Borrower.

            (g) If a Secured Party receives a refund in respect of Taxes as to which it has been grossed up by the Borrower pursuant to clause (a)(i) or indemnified by the Borrower pursuant to clause (d) and such Secured Party determines in its sole, good faith judgment that such refund is attributable to such gross up or indemnification, then such Secured Party shall pay such amount to the Borrower as such Secured Party determines to be the proportion of the refund as will leave it, after such payment, in no better or worse financial position with respect to Tax liabilities and related expenses than it would have been in the absence of such payment. No Secured Party shall be obligated to disclose information regarding its tax affairs or computations to the Borrower in connection with this clause or any other provision of this Section.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 1:00 p.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Effective Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause
(c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

      SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts (other than any trust accounts comprised entirely of moneys held in trust for the benefit of Persons other than the Borrower and its Affiliates) or moneys of the Borrower then or thereafter maintained with such Secured Party (other than the Restricted Cash Balance); provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

      SECTION 4.10. Change of Lending Office. Each Secured Party agrees that if it makes any demand for payment under Section 4.3, 4.5 or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will, if requested by the Borrower, file a certificate or document reasonably requested by the Borrower and/or use reasonable efforts (in either case, consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the filing of such certificate or document or the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.5 or 4.6, or would eliminate or materially reduce the effect of any adoption or change described in Section 4.1; provided, however, that nothing in this Section shall affect or postpone any of the Obligations of the Borrower or the right of any Secured Party provided in Section 4.1, 4.3, 4.5 or 4.6.

      SECTION 4.11. Replacement of Lenders. If any Lender (an "Affected Lender") makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders), or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender's LIBO Rate Loans to Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrower may, within 30 days of receipt by the Borrower of such demand or notice, as the case may be, give notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Lender of its intention to replace such Affected Lender with a financial institution or other Person (a "Replacement Lender") designated in such Replacement Notice; provided, however, that no Replacement Notice may be given by the Borrower if (i) such replacement conflicts with any applicable law or regulation, (ii) any Event of Default shall have occurred and be continuing at the time of such replacement or (iii) prior to any such replacement, such Lender shall have taken any necessary action under
Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the Replacement Lender is satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with
Section 10.11.1, all of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such designated financial institution, (ii) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and (iii) the Borrower shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the
Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11.1). Upon the effective date of an assignment described above, the Replacement Lender shall become a "Lender" for all purposes under the Loan Documents.

      SECTION 4.12. Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 4.3, 4.5 or 4.6 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 90 days after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of their respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by such Borrower pursuant to Sections 4.3, 4.5 or 4.6, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 90 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to Sections 4.3, 4.5 or 4.6, as the case may be. This Section shall have no applicability to any Section of this Agreement other than Sections 4.3, 4.5 or 4.6.

                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuers to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section.

      SECTION 5.1.1. Resolutions, etc. The Managing Agents shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated the Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

            (a) the fact that a complete and correct copy of the resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby is attached to such certificate and that those resolutions have not been amended, modified or rescinded by subsequent action;

            (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person (each, an "Authorized Officer"); and

            (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

      SECTION 5.1.2. Transaction Consummated. The Transactions shall have been consummated for an aggregate amount not in excess of $826,000,000, and in connection therewith:

            (a) The Recapitalization shall have been consummated pursuant to the Recapitalization Agreement (and all of the conditions to effecting or consummating the Recapitalization set forth in the Recapitalization Agreement shall have been duly satisfied or, with the consent of the Managing Agents and the Required Lenders, waived) and, pursuant thereto,

                  (i) the Borrower shall have received common equity proceeds of approximately $200,000,000, and

                  (ii) MDCP and its  designees  shall have  become the holder of approximately 82.5% of the issued and outstanding OSI Common Stock, representing more than 77% of the OSI Common Stock on a fully diluted basis, in each case on the Closing Date.

            (b) The Rollover Shareholders shall continue to hold approximately 8.0% of the issued and outstanding OSI Common Stock, representing approximately 7.5% of the OSI Common Stock on a fully diluted basis, in each case on the Closing Date.

            (c) The Preferred Equity Issuances shall have been consummated on terms and conditions reasonably satisfactory in all respects to the Managing Agents and, pursuant to

                  (i) the PIK Preferred Equity Issuance, the Borrower shall have issued the PIK Preferred Equity for not less than $100,000,000 in gross cash proceeds to the PIK Preferred Equity Holders pursuant to the PIK Preferred Equity Documents; and

                  (ii) the Junior PIK Preferred  Equity  Issuance,  the Borrower
            shall have  issued  (pursuant  to the Junior  PIK  Preferred  Equity
            Documents) the Junior PIK Preferred Equity to certain of the Existing Shareholders for not less than $7,000,000 of gross cash proceeds, in connection with the Recapitalization.

      SECTION 5.1.3. Transaction Documents. (a) The Managing Agents shall have received (with copies for each Lender that shall have requested in writing copies thereof) copies of fully executed versions of the Transaction Documents other than the Consent Solicitation Statement, certified to be true and complete copies thereof by an Authorized Officer of the Borrower. Each Material Document shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any rights with respect to any of the material terms or provisions relating to the conditions to the consummation of the Recapitalization, the Preferred Equity Issuances and the Solicitation set forth in the applicable Material Document unless otherwise agreed to by the Required Lenders.

      (b) With respect to the Solicitation, the Managing Agents shall have received evidence satisfactory in all respects to each of them that the Subordinated Note Holders of at least a majority of the aggregate principal amount of the Subordinated Notes shall have executed and delivered a consent pursuant to the Consent Solicitation Statement, such that the terms, conditions and waivers contained in the Consent Solicitation Statement shall be binding on and enforceable against all of the Subordinated Note Holders.

      SECTION 5.1.4. Closing Date Certificate. The Managing Agents shall have received, with counterparts for each Lender, the Borrower Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct in all material respects (it being understood that the Borrower shall not have to certify as to any matter set forth in this Agreement to the extent that the determination thereof is to be made (as expressly provided for in this Agreement) by either Managing Agent or any Lender). All documents and agreements required to be appended to the Borrower Closing Date Certificate (including documentation evidencing that, after giving effect to the Transaction and each other transaction contemplated hereby (including the initial Credit Extensions hereunder), all Obligations, including those to pay principal of and interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, reorganization or similar proceeding, whether or not allowed as a claim under such proceeding) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Bank Debt" (as defined in the Subordinated Note Indenture)) shall be in form and substance reasonably satisfactory to the Managing Agents.

      SECTION 5.1.5. Delivery of Notes. The Managing Agents shall have received, for the account of each Lender that has requested a Note in writing three Business Days prior to the Closing Date, such Lender's Notes duly executed and delivered by an Authorized Officer of the Borrower.

      SECTION 5.1.6. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule (including, pursuant to the Refinancing, all Indebtedness outstanding under the terms of the Existing Credit Agreement (other than the Existing Letters of Credit)), together with all interest, all prepayment premiums, if any, and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all executed UCC termination statements (Form UCC-3) or other instruments as may be suitable or appropriate in connection therewith.

      SECTION 5.1.7. Administrative Agent's Fee Letter, Closing Fees, Expenses, etc.

      (a) The Administrative Agent shall have received the Administrative Agent's Fee Letter, duly executed and delivered by an Authorized Officer of the Borrower.

      (b) Each Managing Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, to the extent then invoiced. The Managing Agents shall be satisfied that the aggregate amount of fees and expenses paid or payable in connection with the Transaction shall not exceed $47,000,000.

      SECTION 5.1.8. Financial Information; Material Adverse Change. (a) The Managing Agents shall have received, with counterparts for each Lender,

            (i) (A) consolidated financial statements of the Borrower including balance sheets and income and cash flow statements as of the end of and for each of the last three Fiscal Years ended December 31, 1998, December 31, 1997 and December 31, 1996 audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with the report thereon; and (B) unaudited interim financial statements of the Borrower prepared in each case in the same manner as the historical audited statements for the first three Fiscal Quarters of the 1999 Fiscal Year and for the same Fiscal Quarters of the 1998 Fiscal Year; and

            (ii) a consolidated pro forma balance sheet of the Borrower and its Subsidiaries, as of September 30, 1999, certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to the consummation of the Transaction and each other transaction contemplated by this Agreement and the Transaction Documents, and reflecting the proposed legal and capital structures of the Borrower and its Subsidiaries, which legal and capital structure shall be satisfactory in all material respects to the Managing Agents; and

      (b) Since December 31, 1998, there has not been any material adverse change in the business, operations, results of operations, business prospects or financial condition of the Borrower and its Subsidiaries taken as a whole.

      SECTION  5.1.9.  Opinions  of Counsel;  Reliance  Letters.   The  Managing
Agents shall have received opinions, dated the Closing Date and addressed to the Managing Agents and all of the Lenders, from

            (a) Kirkland & Ellis, New York counsel to the Obligors, in form and substance satisfactory to the Managing Agents; and

            (b) local counsel to the Obligors, in form and substance, and from counsel, in each case satisfactory to the Managing Agents, from the States of California, Florida, Georgia, Missouri and Wisconsin.

      SECTION 5.1.10. Filing Agent, etc. All UCC financing statements (Form UCC-1) or other similar financing statements and UCC termination statements (Form UCC-3) required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Managing Agents (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Managing Agents and their counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Managing Agents and their counsel of the results of such submissions within 30 days following the Closing Date.

      SECTION 5.1.11. Subsidiary Guaranty. The Managing Agents shall have received the Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Subsidiary Guarantor.

      SECTION 5.1.12. Solvency, etc. The Managing Agents shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated the Closing Date, in the form of Exhibit I attached hereto.

      SECTION  5.1.13.  Pledge Agreements.  The  Managing   Agents  shall   have
received,

            (a) the Shareholders' Pledge Agreement, dated as of the Closing Date, and duly executed and delivered by an Authorized Officer of each OSI Shareholder that is not a natural person and each other OSI Shareholder that is a natural person in his/her individual capacity together with the certificates evidencing the shares of the OSI Common Stock owned by such OSI Shareholders and pledged pursuant to the Shareholders' Pledge Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank;

            (b) each Pledge and Security Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower and each Subsidiary Guarantor together with

                  (i) the certificates evidencing all of the issued and outstanding shares of Capital Securities pledged pursuant to the Pledge and Security Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any such shares of Capital Securities pledged pursuant to such Pledge and Security Agreement are uncertificated securities, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Securities) and such other instruments and documents as shall be necessary or in the reasonable opinion of the Administrative Agent desirable under applicable law to perfect (subject to Permitted Liens) the first priority security interest of the Administrative Agent in such shares of Capital Securities;

                  (ii) executed copies of UCC financing  statements (Form UCC-1)
            naming each such Obligor executing a Pledge and Security Agreement as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Managing Agents and their counsel, desirable to perfect the security interests of the Administrative Agent pursuant to such Pledge and Security Agreement;

                  (iii) executed copies of proper UCC termination statements (Form UCC-3), if any, necessary to release all Liens and other rights of any Person (other than Permitted Liens) (i) in any collateral described in any security agreement previously executed and delivered by any Person, and (ii) securing any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with such other UCC termination statements (Form UCC-3) as the Managing Agents may reasonably request from such Obligors; and

                  (iv) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Managing Agents, dated a date reasonably near to the Closing Date, listing effective financing statements which name such Obligor (under its present name and certain of its previous names) as the debtor and which are filed in certain of the jurisdictions in which filings are to be made pursuant to clause
            (ii) above, together with copies of such financing statements; and

The Managing Agents and their counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the Collateral (subject to Permitted Liens) is a first priority (or local equivalent thereof) security interest, and (ii) no Lien exists on any of the Collateral (as defined in the applicable Pledge Agreement) other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

      SECTION 5.1.14. Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement. The Managing Agents shall have received the Patent Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Obligor that has delivered a Pledge and Security Agreement.

      SECTION 5.1.15. Perfection Certificates. The Managing Agents shall have received Perfection Certificates, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower and each Subsidiary Guarantor.

      SECTION 5.1.16. Insurance. The Managing Agents shall have received certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Managing Agents, evidencing coverage required to be maintained pursuant to each Loan Document.

      SECTION 5.1.17. Corporate, Tax and Capital Structure. The corporate, tax, capital and ownership structure (including Organic Documents), shareholders agreements and the management of the Borrower both before and after the Transaction shall be reasonably satisfactory to the Managing Agents in all respects. The corporate and capital structure of the Borrower and its Subsidiaries on the Closing Date shall be as set forth in Annex I hereto.

      SECTION 5.1.18. Litigation. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality which (a) contests the consummation of the Transaction or the legality or validity of any Loan Document or any Transaction Document, or (b) could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth below.

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both immediately before and immediately after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

            (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

            (b) no Default shall have then occurred and be continuing.

      SECTION 5.2.2. Credit Extension Request, etc. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit
Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct in all material respects.

      SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Managing Agents and their counsel. The Managing Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as either Managing Agent or its counsel may reasonably request, if the Managing Agents believe in good faith that a Default may have occurred and is continuing.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Secured Parties a party hereto to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party a party hereto as set forth in this Article.

      SECTION 6.1. Organization, etc. Each Obligor (i) is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, (ii) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a Material Adverse Effect), and (iii) has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except where the failure to hold any such licenses, permits or other approvals could not reasonably be expected to have a Material Adverse Effect).

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each such Obligor's participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by such Obligor of the agreements executed and delivered by it in connection with the Transaction are in each case within each such Person's powers, have been duly authorized by all necessary action, and do not

            (a) contravene any (i) Obligor's Organic Documents, (ii) contractual restriction binding on or affecting any Obligor (other than any such contractual restriction that shall have been waived on or prior to the Closing Date or the failure to obtain thereof could not reasonably be expected to have a Material Adverse Effect or that which will not lead to any liability by a Secured Party), (iii) court decree or order binding on or affecting any Obligor or (iv) law or governmental regulation binding on or affecting any Obligor; or

            (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted or required by this Agreement).

      SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those which (i) have been, or on the Closing Date will be, duly obtained or made or waived and which are, or on the Closing Date will be, in full force and effect or (ii) the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect) is required for the consummation of the Transaction or the due execution, delivery or, to the extent applicable, performance by any Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or, to the extent applicable, performance of the Transaction Documents, in each case by the parties thereto or the consummation of the Transaction. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.4. Validity, etc. Each Loan Document and each Transaction Document (other than the Consent Solicitation) to which each Obligor is a party constitute, or will, on the due execution and delivery thereof by such Obligor, constitute, the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

      SECTION 6.5. Financial Information. (a) The financial statements of the Borrower and its Subsidiaries furnished to the Managing Agents and each Lender pursuant to Section 5.1.8(a)(i) have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      (b) The pro forma balance sheets furnished to the Agents and each Lender pursuant to Section 5.1.8(a)(ii) fairly presents in all material respects the pro forma estimated financial condition of the Borrower as of such date.

      (c) All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information (other than projections) of each of the Borrower and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the business, operations, results of operations, business prospects which could reasonably be expected to result in a Default, or financial condition of the Borrower and its Subsidiaries taken as a whole since December 31, 1998.

      SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy

            (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower or any such Subsidiary or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7; or

             (b)which   purports   to   affect   the   legality,   validity   or
      enforceability of any Loan Document, any Transaction Document or the Transaction.

      SECTION  6.8.  Subsidiaries.  The   Borrower  has  no  Subsidiaries except
those Subsidiaries

            (a) existing on the Closing Date which are identified in Item 6.8 of the Disclosure Schedule; or

            (b) which are permitted to have been organized or acquired in accordance with Section 7.2.5 or 7.2.10.

Item 6.8 of the Disclosure  Schedule (a) lists, with respect to each Subsidiary,
(i) the state or jurisdiction of such Subsidiary's incorporation or organization and (ii) the percentage of shares or interests of the Capital Securities of such Subsidiary owned by the Borrower or another Subsidiary, and (b) identifies each Subsidiary which is a Foreign Subsidiary.

      SECTION 6.9. Ownership of Properties; Capital Securities. (a) The Borrower and each of its Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

      (b) All of the issued and outstanding shares of OSI Common Stock and all of the issued and outstanding shares of Capital Securities of each of the Pledged Subsidiaries are, in each case, duly authorized and validly issued, fully paid and non-assessable.

      SECTION 6.10. Taxes. Each of the Borrower and its Subsidiaries has filed all Federal, State and other material Tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be due and owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Closing Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.12. Environmental Warranties. Except as, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

            (b) there have been no past,  and there are no pending or threatened
      (i) written claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

            (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (g) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) there are no  polychlorinated  biphenyls  or   friable  asbestos
      present at any property now or previously owned or leased by the Borrower or any Subsidiary; and

            (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

      SECTION 6.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party and prepared by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transaction) contains as of the date made any untrue statement of a material fact, or omits to state any material fact necessary to make any such factual information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor in writing to any Secured Party will contain as of the date made any untrue statement of a material fact or will omit to state any material fact necessary to make any such factual information not misleading on the date as of which such factual information is dated or certified.

      SECTION 6.14. Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, Board Regulation U or Regulation X. Terms for which meanings are provided in Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.15. Year 2000. Each Obligor has developed a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Obligor may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such program, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.16. Status of Obligations as Senior Indebtedness, etc. The subordination provisions relating to the Subordinated Debt (including the subordination provisions set forth in the Subordinated Note Indenture) are enforceable against the holders of the applicable Subordinated Debt by the holder of any "Senior Bank Debt" (as defined in the Subordinated Note Indenture) or any similar term referring to the Obligations (as defined in any other Subordinated Debt Document). All Obligations (including those to pay principal of and interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, reorganization or similar proceeding, whether or not allowed as a claim under such proceeding) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith) constitute "Senior Bank Debt" (as defined in the Subordinated Note Indenture) or any similar term referring to the Obligations (as defined in any other Subordinated Debt Document) and all such Obligations are entitled to the benefits of the subordination created by such Subordinated Debt Documents. The Borrower acknowledges that the Managing Agents, each Lender and each Issuer are entering into this Agreement and are extending their respective Commitments in reliance upon the subordination provisions of the Subordinated Debt Documents (including the subordination provisions set forth in the Subordinated Note Indenture).

      SECTION 6.17. Solvency. The Transaction (including the incurrence of the initial Credit Extension hereunder, and the execution and delivery by the Subsidiary Guarantors of the Subsidiary Guaranty) will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law relating to fraudulent transfers or fraudulent conveyances. After giving effect to each Credit Extension hereunder, the Borrower and each Subsidiary Guarantor is Solvent.

                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. The Borrower covenants and agrees with each of the Secured Parties that from the Closing Date until the
Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or cause to be furnished, to the Managing Agents (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Borrower;

            (b) as soon as available and in any event within 105 days after the end of each Fiscal Year, a copy of the consolidated balance sheets of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year and, in the case of such consolidated balance sheets and statements of income and cash flow, audited (without any Impermissible Qualification) by a "Big Five" accounting firm or any other independent public accountants acceptable to the Managing Agents, which shall include a calculation of the financial covenants set forth in Section 7.2.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower and its Subsidiaries, no knowledge was obtained of any Event of Default;

            (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or an Obligor has taken or proposes to take with respect thereto);

            (d) as soon as possible and in any event within five days after the Borrower or any Subsidiary obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or such Subsidiary has taken and proposes to take with respect thereto;

            (e) as soon as possible and in any event within five days after the Borrower or any Subsidiary obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent either Managing Agent requests, copies of all documentation relating thereto;

            (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which the Borrower or any Subsidiary files with the SEC or any national securities exchange;

            (g) immediately upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

            (h) promptly upon receipt thereof, copies of all "management letters" submitted to any Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

            (i) promptly  following   the  mailing  or  receipt of any notice or
      report   delivered  under  the  terms  of  any  Preferred  Equity  or  any
      Subordinated Debt Documents, copies of such notice or report; and

            (j) such other financial and other information as any Lender or Issuer through either Managing Agent may from time to time reasonably request (including information and reports in such detail as either Managing Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

      SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, etc. The Borrower will

            (a) preserve and maintain its legal existence and qualification as a foreign corporation in each jurisdiction where the nature of its business or the location of its assets requires it to be so qualified, except to the extent the failure to be so qualified would not result in a Material Adverse Effect;

            (b) cause each of its Subsidiaries to, except as otherwise permitted by Section 7.2.10, preserve and maintain its legal existence and qualification as a foreign entity in each jurisdiction where the nature of its business or the location of its assets requires it to be so qualified, except to the extent the failure to be so qualified would not result in a Material Adverse Effect; and

            (c) comply with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent) of all material Taxes imposed upon the Borrower or any Subsidiary or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or any such Subsidiary, as applicable, except to the extent the failure to comply with all such laws rules, regulations and orders (other than any relating to the payment of material Taxes) would not result in a Material Adverse Effect.

      SECTION 7.1.3. Maintenance of Properties. Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Subsidiaries may be properly conducted at all times, unless the Borrower or such Subsidiary determines that the continued maintenance of such property is no longer economically desirable.

      SECTION  7.1.4.  Insurance.  The Borrower  will,  and   will cause each of
its Subsidiaries to maintain:

            (a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries; and

            (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Administrative Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent.

      SECTION  7.1.5.  Books  and Records.   (a)  The  Borrower  will,  and will
cause each of its Subsidiaries to,

            (i) keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions;

            (ii) permit the Managing Agents or any of their respective representatives, at reasonable times and intervals and upon reasonable notice to the Borrower to visit each of the Borrower's and its Subsidiaries' offices, to discuss such Person's financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss each of such Person's financial matters with the Managing Agents or any of their respective representatives whether or not any representative of such Person is present, so long as a representative of such Person has been afforded a reasonable opportunity to be present) and to examine (and photocopy extracts from) any of such Person's books and records; and

            (iii) afford each other Secured Party or any of its respective representatives the opportunity to visit the Borrower's and its Subsidiaries' offices once per calendar year (such date to be determined by the Borrower and each such Secured Party to be given reasonable notice thereof), to discuss such Person's financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss each of such Person's financial matters with each such Secured Party or any of their respective representatives whether or not any representative of such Person is present, so long as a representative of such Person has been afforded a reasonable opportunity to be present) and to examine (and photocopy extracts from) any of such Person's books and records; provided, however, that each such Secured Party or any of their respective representatives, at reasonable times and intervals and upon reasonable notice to the Borrower, shall be permitted to do any of the foregoing at any time after the occurrence and during the continuation of an Event of Default.

      (b) If an Event of Default shall have occurred and be continuing, the Borrower shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights pursuant to clause
(a).

      SECTION 7.1.6. Environmental Law Covenant. The Borrower will, and will cause each of its Subsidiaries to,

            (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect; and

            (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries which (i) relate to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws and (ii) could (singly or in the aggregate) reasonably be expected to have a Material Adverse Effect, and shall promptly resolve any non-compliance with Environmental Laws (except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books or except for any such non-compliance which could not reasonably be expected to have a Material Adverse Effect) and keep its property free of any material Lien imposed by any Environmental Law.

      SECTION  7.1.7.  Use of Proceeds.  The Borrower will

            (a) apply the proceeds of the Term Loans to refinance Indebtedness and other amounts owing under the Existing Credit Agreement and to partially finance the consummation of the Transaction;

            (b) apply the proceeds of the Revolving Loans (i) to refinance Indebtedness and other amounts owing under the Existing Credit Agreement and to partially finance the consummation of the Transaction with Borrowings of Revolving Loans on the Closing Date in an amount not to exceed $7,000,000 and (ii) for post-closing working capital and general corporate purposes of the Borrower and the Subsidiary Guarantors (other than UAS); and

            (c) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Borrower and the Subsidiary Guarantors (other than UAS).

      SECTION 7.1.8. Subsidiary Guarantors, Security, etc. The Borrower will, and will cause each Subsidiary Guarantor to, execute any documents, Perfection Certificates, Filing Statements, agreements and instruments, and take all further action (including filing Mortgages, to the extent required under Section 7.1.12) that may be required under applicable law, or that either Managing Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the perfection and priority of the Liens created or intended to be created by the Loan Documents. Unless otherwise agreed to by the Required Lenders, the Borrower will cause any subsequently acquired or organized Domestic Subsidiary (other than any OSIFC Family Member) to execute a Subsidiary Guaranty (or a supplement thereto) and each applicable Loan Document in favor of the Secured Parties. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as either Managing Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and (unless otherwise agreed to by the Required Lenders) the Subsidiary Guarantors (including, subject to Section 7.1.12, real and personal property acquired subsequent to the Closing Date); provided, that (i) neither the Borrower nor any such Subsidiary shall be required to pledge more than 65% of the Voting Securities of any Foreign Subsidiary, (ii) following a Public Offering or a series of Public Offerings in which the Borrower shall have received in the aggregate no less than $100,000,000 in net cash proceeds, and so long as no Default shall have occurred and is then continuing, the Required Lenders may elect to release the OSI Common Stock (together with the guarantee obligations related thereto from the OSI Shareholders) held in pledge under the Shareholders' Pledge Agreement and (iii) following the release of its obligations as a guarantor (and for so long as it is not a guarantor) under the Subordinated Debt Documents, and if no Default shall have occurred and is continuing, (A) UAS shall be released from its obligations as a "Subsidiary Guarantor" under the Subsidiary Guaranty and (B) any Collateral (as such term is defined in the Subsidiary Pledge and Security Agreement) which has been pledged by UAS pursuant to the Subsidiary Pledge and Security Agreement shall be released, in each case without any action on the part of any other party. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall deliver, or cause to be delivered, to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.

      SECTION 7.1.9. Hedging Obligations. Within seven months following the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that the Borrower has entered into interest rate swap, cap, collar or similar arrangements (including such Indebtedness accruing interest at a fixed rate by its terms) designed to protect the Borrower against fluctuations in interest rates with respect to at least $150,000,000 of the aggregate principal amount of the Term Loans for a period of at least three years from the Closing Date, with terms reasonably satisfactory to the Borrower and the Administrative Agent.

      SECTION 7.1.10. Year 2000. (a) The Borrower shall take all action reasonably necessary to assure that its computer based systems are able to effectively process data including dates on and after January 1, 2000. At the reasonable request of either Managing Agent or any Lender, the Borrower shall provide such Person with assurance reasonably acceptable to such Person of the Borrower's Year 2000 capability.

      (b) The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' businesses and operations will not be Year 2000 compliant as of January 1, 2000, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.1.11. Maintenance of Corporate Separateness. The Borrower will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records. Neither the Borrower nor any Subsidiary which is not an OSIFC Family Member shall make any payment to a creditor of any OSIFC Family Member in respect of any liability of such OSIFC Family Member (unless such payment is pursuant to the Permitted Receivables Transaction and otherwise specifically permitted by any Loan Document), and no bank account of any OSIFC Family Member shall be commingled with any bank account of the Borrower or any of its Subsidiaries which is not an OSIFC Family Member. Any financial statements distributed to any creditors of any OSIFC Family Member shall clearly establish the separateness of such OSIFC Family Member from the Borrower and its Subsidiaries which are not OSIFC Family Members and each lender to an OSIFC Family Member shall be notified in writing by such OSIFC Family Member that such lender will not have any recourse to the assets of the Borrower and its Subsidiaries which are not OSIFC Family Members. Neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of any OSIFC Family Member which is a direct Subsidiary of the Borrower or any Subsidiary which is not an OSIFC Family Member being ignored by any court of competent jurisdiction, or in the assets and liabilities of the Borrower or any Subsidiary which is not an OSIFC Family Member being substantively consolidated with those of any OSIFC Family Member in a bankruptcy, reorganization or other insolvency proceeding.

      SECTION 7.1.12. Existing and Future Owned Real Property. (a) Within 30 days after the Closing Date, the Borrower shall deliver to the Administrative Agent, as mortgagee for the ratable benefit of the Secured Parties, counterparts of each Mortgage relating to each piece of real property owned by the Borrower or any Subsidiary Guarantor (other than any such real property that has a net book value of less than $1,500,000), each dated as of the date of such delivery, duly executed by the Borrower or such Subsidiary Guarantor, together with

            (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

            (ii) mortgagee's title insurance policies in favor of the Administrative Agent, as mortgagee for the ratable benefit of the Secured Parties, in amounts and in form and substance and issued by insurers, in each case reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

            (iii) such other approvals, opinions or documents as the Administrative Agent may reasonably request.

      (b) At all times after the Closing Date, the Borrower shall, and shall cause each Subsidiary Guarantor to, execute and deliver or cause to be executed and delivered Mortgages that may be necessary to create a valid, first priority perfected Lien (subject only to Permitted Liens) against any real property acquired from time to time by the Borrower or any such Subsidiary Guarantor (other than any such real property that has a net book value of less than $1,000,000), together with the appropriate items described in clauses (a)(i) through (a)(iii) above.

      SECTION 7.1.13. Permitted Receivables Transaction. The Borrower will cause the Subsidiaries comprising the OSIFC Family to maintain in effect the Permitted Receivables Transaction in effect on the Closing Date or, alternatively, upon the termination by the Borrower, or receipt of written notice (or such other form of notice otherwise permitted to be given under the terms of the then effective Receivables Documents) of termination from MBIA Insurance Corporation (or such other entity serving in a similar capacity as MBIA Insurance Corporation under the then effective Receivables Documents) by the Borrower, the Borrower will,

            (a) within 45 days of the termination or receipt of notice of termination, as the case may be, of the Permitted Receivables Transaction then in effect, deliver to the Managing Agents a detailed summary (the "Summary") of terms and conditions with respect to another program (the "Alternative Receivables Program") providing for the sale or financing of Accounts with customary limited recourse based on the collectability of the Accounts sold, which Summary shall be satisfactory to the Managing Agents and indicate that the Alternative Receivables Program shall be, upon the consummation thereof, substantially similar to the Permitted Receivables Transaction (including the Receivables Documents evidencing such Permitted Receivables Transaction) being replaced, and in an amount of not less than that in effect on the Closing Date; and

            (b) within 90 days of the termination or receipt of notice of termination, as the case may be, of the Permitted Receivables Transaction then in effect, cause the Subsidiaries comprising the OSIFC Family to consummate the Alternative Receivables Program on the terms and conditions set forth in the Summary, which terms and conditions shall not have been modified or waived in any material respect unless otherwise agreed to by the Managing Agents.

      SECTION 7.2. Negative Covenants. The Borrower covenants and agrees with each of the Secured Parties that from the Closing Date until the Termination Date has occurred, the Borrower will not, and will not permit its Subsidiaries to, perform or cause to be performed the obligations set forth below.

      SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the business of the Borrower and its Subsidiaries on the Closing Date, and any other business reasonably related, ancillary or complementary thereto.

      SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

            (a) Indebtedness in respect of the Obligations;

            (b) until the Closing Date, Indebtedness that is to be repaid in full which is identified in Item 7.2.2(b) of the Disclosure Schedule;

            (c) Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and Permitted Refinancings of such Indebtedness;

            (d) (i) unsecured  Indebtedness of the Borrower and its Subsidiaries
      (A) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) and (B) in respect of performance, surety, statutory, appeal bonds or similar obligations provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof, and (ii) Indebtedness constituting Specified Liabilities, which Indebtedness may, to the extent permitted by clause (w) of Section 7.2.3, be secured;

            (e) Indebtedness of the Borrower and its Subsidiaries (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) incurred to finance the acquisition of equipment or other property of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition of such property) and (iii) Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (e) shall not at any time exceed $15,000,000;

            (f) Indebtedness of any Subsidiary which is not an OSIFC Family Member owing to the Borrower or any other Subsidiary which is not an OSIFC Family Member, which Indebtedness

                  (i) shall, if payable to the Borrower or a Subsidiary Guarantor, be evidenced by one or more Intercompany Notes, duly executed and delivered in pledge to the Administrative Agent pursuant to the applicable Pledge and Security Agreement, and shall not be forgiven or otherwise discharged for any consideration other than payment in cash (provided, that only the amount repaid shall be discharged); and

                  (ii) if incurred by a Non-Guarantor owing to the Borrower or a
            Subsidiary Guarantor, shall not (when aggregated with the amount of Investments made by the Borrower and the Subsidiary Guarantors in Non-Guarantors under clause (e)(i) of Section 7.2.5) exceed $3,000,000 at any time outstanding;

            (g) unsecured Indebtedness (not evidenced by a note or other instrument) of the Borrower owing to a Subsidiary that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement (or a supplement thereto);

            (h) unsecured Subordinated Debt of the Borrower evidenced by the Subordinated Notes incurred pursuant to the terms of the Subordinated Debt Documents in a principal amount not to exceed $100,000,000, and unsecured Contingent Liabilities of the Subsidiary Guarantors in respect of such Subordinated Debt, but only if such Contingent Liabilities are subordinated to the Obligations on substantially the same terms as such Subordinated Debt of the Borrower is subordinated to the Obligations and, in each case, Permitted Refinancings of such Subordinated Debt and Contingent Liabilities which continue to satisfy the terms of the definition of "Subordinated Debt";

            (i) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, together with all Indebtedness assumed by the Borrower or any Subsidiary in connection with any Permitted
      Acquisition (including any Permitted Acquisition of assets), in an aggregate amount not to exceed $15,000,000 at any time outstanding, but only to the extent that such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary or such Permitted Acquisition;

            (j) Indebtedness of the OSIFC Family incurred in connection with the Permitted Receivables Transaction in an aggregate amount at any time not to exceed the Permitted Receivables Amount;

            (k) Hedging Obligations of the Borrower or any of its Subsidiaries which is not an OSIFC Family Member in respect of the Credit Extensions or otherwise entered into by the Borrower or such Subsidiary to hedge against interest rate or currency exchange rate fluctuations, in each case arising in the ordinary course of business of the Borrower and its Subsidiaries which are not OSIFC Family Members and not for speculative purposes;

            (l) Indebtedness  in   respect  of   netting   services,   overdraft
      protections and otherwise in connection with deposit accounts;

            (m) Indebtedness  incurred  by   Foreign  Subsidiaries  for  working
      capital purposes in an amount not to exceed $1,000,000;

            (n) Permitted Refinancings of the Indebtedness listed above (other than Indebtedness of the type permitted under clause (a) hereof);

            (o) other unsecured Indebtedness issued in respect of the Restricted Payment described in clause (b) of Section 7.2.6 which, when aggregated with the amount of Restricted Payments made pursuant to such clause, does not exceed $5,000,000 (which amount shall be increased Dollar-for-Dollar by the amount of any cash payments made by any new shareholders of OSI Common Stock in connection with their purchase of such OSI Common Stock) over the term of this Agreement, and then only if such Indebtedness is, except as otherwise consented to by the Administrative Agent, subordinated on terms and conditions no less favorable to any Secured Party than those contained in the Interco Subordination Agreement;

            (p) Indebtedness  incurred  in  connection  with   any   transaction
      otherwise permitted pursuant to Section 7.2.15; and

            (q) other unsecured Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of Non-Guarantors owing to the Borrower or Subsidiary Guarantors) which are not OSIFC Family Members in an aggregate amount at any time outstanding not to exceed $15,000,000;

provided,  however, that no Indebtedness  otherwise permitted by (A) clause (e),
(f)(ii), (i), (k), (o) or (q) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom, and (B) clause (m) shall be assumed or otherwise incurred if a Default would result therefrom.

      SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except the following (each, a "Permitted Lien"):

            (a) Liens securing payment of the Obligations;

            (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;

            (c) Liens existing as of the Closing Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, including any Permitted Refinancings of such Indebtedness; provided, that no such Lien shall encumber any additional property and the amount of Indebtedness if any, secured by such Lien is not increased from that existing on the Closing Date;

            (d) Liens securing  Indebtedness  of the type permitted under clause
      (e) of Section 7.2.2; provided, that such Lien (i) is granted within 60 days after such Indebtedness is incurred and (ii) secures only the assets that are the subject of the Indebtedness referred to in such clause;

            (e) Liens securing Indebtedness permitted by clause (i) of Section 7.2.2; provided, that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);

            (f) statutory and common law Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

            (h) judgment Liens which do not result in an Event of Default  under
      Section 8.1.6;

            (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

            (j) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (k) Liens on Accounts or other related assets of the OSIFC Family created in connection with the Permitted Receivables Transaction;

            (l) Liens solely on cash earnest money deposits in connection with any letter of intent or purchase agreement entered into by the Borrower or any of its Subsidiaries;

            (m) Liens   encumbering   customary   initial  deposits  and  margin
      deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

            (n) Liens in connection with the sale of accounts receivables by a Foreign Subsidiary;

            (o) Liens securing Indebtedness of Foreign Subsidiaries permitted under Section 7.2.2 so long as any such Lien attaches only to the assets of the respective Foreign Subsidiary that has incurred such Indebtedness;

            (p) non-consensual Liens which may arise or be created under Environmental Laws that are being contested in good faith and as to which adequate reserves have been established to the extent required by GAAP and secure obligations that would not reasonably be expected to have a Material Adverse Effect;

            (q) Liens arising from precautionary UCC financing statement filings regarding operating leases;

            (r) leases, subleases, licenses and sublicenses granted to third parties in the ordinary course of business, in each case not interfering in any material respect with the operations or business of the Borrower and its Subsidiaries or the Liens of the Secured Parties granted by the Loan Documents;

            (s) extensions, renewals and replacements of any of the foregoing Liens to the extent and for so long as the Indebtedness secured hereby is expressly permitted hereunder and remains outstanding;

            (t) landlord Liens arising under any lease contracts entered into by the Borrower or any of its Subsidiaries in the ordinary course of business (so long as no financing statements have been filed by such landlord);

            (u) statutory Liens of depository or collecting banks on items in collection and any accompanying documents or the proceeds thereof;

            (v) Liens securing Indebtedness of  the  type permitted under clause
      (p) of Section 7.2.2; and

            (w) Liens to secure Indebtedness incurred in the ordinary course of business and Indebtedness permitted under clause (d)(ii) of Section 7.2.2, in an aggregate amount not to exceed $5,000,000 at any time outstanding.

      SECTION 7.2.4. Financial Condition and Operations. The Borrower will not permit any of the events set forth below to occur.

            (a) The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                   Period                    Leverage Ratio
                   ------                    --------------

           01/01/00 through (and
           including) 03/31/01                  5.00:1.00

           04/01/01 through (and
           including) 06/30/01                  4.75:1.00

           07/01/01 through (and
           including) 12/31/01                  4.50:1.00

           01/01/02 through (and
           including) 06/30/02                  4.25:1.00

           07/01/02 through (and
           including) 12/31/02                  3.75:1.00

           01/01/03 through (and
           including) 06/30/03                  3.50:1.00

           07/01/03 through (and
           including) 06/30/04                  3.00:1.00

           07/01/04 through (and
           including) 12/31/04                  2.50:1.00

           01/01/05 and thereafter              2.00:1.00

            (b) The Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                   Period                Interest Coverage Ratio
                   ------                -----------------------
           01/01/00 through (and
           including) 03/31/01                  1.80:1.00

           04/01/01 through (and
           including) 03/31/02                  2.00:1.00

           04/01/02 through (and
           including) 09/30/02                  2.25:1.00

           10/01/02 through (and
           including) 06/30/03                  2.50:1.00

           07/01/03 through (and
           including) 06/30/04                  3.00:1.00

           07/01/04 through (and
           including) 12/31/04                  4.00:1.00

           01/01/05 and thereafter              5.00:1.00

            (c) The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter (beginning with the first Fiscal Quarter of the 2000 Fiscal Year) to be less than (i) 1.25:1.00 through (and including) December 31, 2002 and (ii) 1.15:1.00 for each Fiscal Quarter thereafter.

            (d) The Borrower will not permit EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth opposite such period:


                   Period                         EBITDA
                   ------                         ------

           01/01/00 through (and
           including) 03/31/01                  $95,000,000

           04/01/01 through (and
           including) 09/30/01                  $100,000,000

           10/01/01 through (and
           including) 09/30/02                  $105,000,000

           10/01/02 through (and
           including) 06/30/03                  $110,000,000

           07/01/03 through (and
           including) 12/31/03                  $115,000,000

           01/01/04 through (and
           including) 06/30/04                  $120,000,000

           07/01/04 through (and
           including) 12/31/04                  $130,000,000

           01/01/05 through (and
           including) 12/31/05                  $140,000,000

           01/01/06 and thereafter              $150,000,000

      SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

            (a) Investments  existing  on  the  Closing  Date  and identified in
      Item 7.2.5(a) of the Disclosure Schedule;

            (b) Cash Equivalent Investments;

            (c) Investments   received  in  connection  with the  bankruptcy  or
      reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (d) without duplication, Investments permitted as (i) Capital Expenditures pursuant to Section 7.2.7 (including any such Investments which would otherwise constitute Capital Expenditures but for the operation of clause (i) of the proviso to the definition of "Capital Expenditures"), (ii) Indebtedness pursuant to Section 7.2.2 and (iii) Restricted Payments pursuant to clause (b) of Section 7.2.6;

            (e) Investments by way of (i) contributions to capital or purchases of Capital Securities by the Borrower in any Subsidiaries (other than any OSIFC Family Member) or by any Subsidiary in other Subsidiaries (in either case, other than any OSIFC Family Member); provided, that the aggregate amount of intercompany loans made pursuant to clause (f)(ii) of Section
      7.2.2 and Investments under this clause made by the Borrower and Subsidiary Guarantors in Non-Guarantors shall not exceed $3,000,000 at any time, or (ii) contributions to capital by any Subsidiary in the Borrower;

            (f) Investments made by the Borrower and its Subsidiaries that constitute (i) accounts receivable arising, (ii) trade debt granted, or
      (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

            (g) Investments made by the Borrower and its Subsidiaries constituting Permitted Acquisitions in an aggregate amount not to exceed $35,000,000 (which amount shall include the assumption of all Indebtedness in connection with such Permitted Acquisition and the aggregate amount of Specified Liabilities (but only to the extent the obligations associated with such Specified Liabilities are recorded as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP), regardless of the date on which such Specified Liabilities are actually recorded) in any single transaction or series of related transactions;

            (h) Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.11 to the extent such deferred portion does not exceed the portion of such sales price which may be non-cash under Section 7.2.11;

            (i) Investments in the ordinary course of business in the form of loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries to finance the purchase of Capital Securities of Borrower, so long as the aggregate amount of (x) any such loan or advance does not exceed the purchase price of the Capital Securities so financed and (y) all such loans and advances does not exceed $5,000,000 at any time outstanding;

            (j) Investments made by the Borrower or any of its Subsidiaries, solely with proceeds which have been contributed, directly or indirectly after the Closing Date, to the Borrower or such Subsidiary as cash equity from holders of Borrower's Capital Securities for the purpose of making an Investment identified in a notice to the Administrative Agent on or prior to the date that such capital contribution is made, which Investments shall result in the Borrower or such Subsidiary acquiring a majority controlling interest in or substantially all of the assets of the Person in which such Investment was made or from which such assets were purchased or increasing any such controlling interest already maintained by it;

            (k) Investments in OSIFC in an aggregate amount not to exceed $5,000,000, which amount shall be in addition to the amount of Investments made by the Borrower and its Subsidiaries and existing on the Closing Date;

            (l) Investments made with Casualty Proceeds in accordance with the provisions of clause (h) of Section 3.1.1;

            (m) Investments consisting of acquisitions of receivables portfolios ("Permitted Portfolio Acquisitions"); provided, that the aggregate amount expended by the Borrower and its Subsidiaries for Permitted Portfolio Acquisitions shall not exceed $15,000,000 in any Fiscal Year; and

            (n) other  Investments  made by the  Borrower  and its  Subsidiaries
      (other than any Investments of the type permitted in clauses (a) through (m) above) in an amount not to exceed $10,000,000 over the term of this Agreement;

provided, however, that

            (o) any Investment which when made complies with the requirements of clause (a), (b), (c) or (d) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

            (p) no Investment otherwise permitted by clause (d)(i), (d)(ii) (except to the extent permitted under Section 7.2.2), (g) or (i) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

      SECTION 7.2.6. Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment (other than Restricted Payments made by Subsidiaries to the Borrower or wholly owned Subsidiaries) in excess of $2,000,000 in the aggregate over the term of this Agreement (which amount may not be added to the additional Restricted Payments permitted in clauses (a) through (c) below); provided, however, that, notwithstanding any of the foregoing, the Borrower may make additional Restricted Payments, without duplication,

            (a) beginning December 1, 2004, to the extent necessary to make scheduled dividend payments on the PIK Preferred Equity in accordance with the PIK Preferred Equity Documents;

            (b) in respect of Repurchase Payments; provided, that the aggregate consideration paid for such Repurchase Payments, when aggregated with the amount of Indebtedness incurred pursuant to clause (o) of Section 7.2.2 (without duplication), shall not exceed $5,000,000 over the term of this Agreement; and

            (c) in respect of advisory fees in an amount not to exceed $500,000 in the aggregate in any Fiscal Year.

Notwithstanding any of the foregoing, the Borrower may make any such Restricted Payment only so long as (a) both before and after giving effect to such Restricted Payment, no Default shall have occurred and be continuing, and (b) the Borrower shall have delivered to the Administrative Agent (A) financial statements prepared on a pro forma basis to give effect to such Restricted Payment for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Section 7.1.1 and (B) a certificate of the Borrower executed by an Authorized Officer of the Borrower demonstrating that the financial results reflected in such financial statements would comply with the requirements of
Section 7.2.4 for the Fiscal Quarter in which such Restricted Payment is to be made.

      SECTION 7.2.7. Capital Expenditures, etc. Subject (in the case of Capitalized Lease Liabilities) to clause (e) of Section 7.2.2, (a) the Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures other than Capital Expenditures made or committed to be made by the Borrower and its Subsidiaries in any Fiscal Year which in the aggregate do not exceed, (i) for the 2000 Fiscal Year, $25,000,000, and (ii) for each Fiscal Year thereafter, $20,000,000; provided, however, that notwithstanding anything to the contrary in this clause, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries during any Fiscal Year (or portion thereof) pursuant to this clause (prior to giving effect to any increase in such permitted amounts pursuant to this proviso) is greater than the aggregate amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year (or portion thereof), such excess (up to an aggregate of 50% of the amount set forth opposite such Fiscal Year, each such amount of excess, a "Carry-Forward Amount") may be carried forward to the immediately succeeding Fiscal Year and utilized to make Capital Expenditures in such succeeding Fiscal Year (it being understood and agreed that a Carry-Forward Amount may not be carried beyond the Fiscal Year immediately succeeding the Fiscal Year in which it arose ). With respect to any Carry-Forward Amount, (i) it shall be certified by the Borrower to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and (ii) it shall be deemed to be used prior to the Borrower and its Subsidiaries using any amount of Capital Expenditures permitted for such immediately succeeding Fiscal Year.

      (b) The parties acknowledge and agree that the permitted Capital Expenditure amounts set forth in clause (a) above shall be exclusive of (i) the amount of Capital Expenditures actually made with cash capital contributions made to the Borrower or any of its Subsidiaries, directly or indirectly, by any Person other than the Borrower and its Subsidiaries, after the Closing Date and specifically identified in a certificate delivered by an Authorized Officer of the Borrower to the Administrative Agent on or about the time such capital contribution or equity issuance is made (but in any event prior to the time of the Capital Expenditure made with such capital contribution or equity issuance); provided, that, to the extent such cash capital contributions or any proceeds from such equity issuance constitute Net Equity Proceeds arising from the issuance by the Borrower of its Capital Securities, only that portion of such Net Equity Proceeds which are not required to be applied as a prepayment pursuant to clause (g) of Section 3.1.1 may be used for Capital Expenditures pursuant to this clause and (ii) any portion of any acquisition that is permitted under Section 7.2.5 (other than pursuant to clause (d) thereof) that is accounted for as a Capital Expenditure.

      SECTION 7.2.8. No Prepayment of Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to,

            (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (i) other than the stated, scheduled date for payment of interest set forth in the applicable Subordinated Debt Documents, (ii) other than with Net Equity Proceeds (after application pursuant to clause (g) of Section 3.1.1) in accordance with the applicable Subordinated Debt Documents or (iii) which would violate the terms of this Agreement or the applicable Subordinated Debt Documents;

            (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt; or

            (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

Furthermore, neither the Borrower nor any Subsidiary will designate any Indebtedness other than the Obligations as "Designated Senior Debt" (or any analogous term) in any Subordinated Debt Document.

      SECTION 7.2.9. Issuance of Capital Securities. The Borrower will not, and will not permit any of its Subsidiaries (other than Pay Tech) to, (a) issue any Capital Securities (whether for value or otherwise) to any Person other than
(i) (in the case of Subsidiaries) the Borrower or another wholly owned Subsidiary, (ii) for transfers, replacements and exchanges of then outstanding shares of Capital Securities, (iii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the Capital Securities of such Subsidiary (and for which the Secured Parties continue to have a first priority pledge of such Capital Securities), (iv) to qualify directors to the extent required by applicable law and (v) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement, or (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Capital Securities of the Borrower (other than obligations for Repurchase Payments) or any Subsidiary or any option, warrant or other right to acquire any such Capital Securities; provided, however, that, notwithstanding any of the foregoing, the Borrower may issue its Capital Securities to the extent that, after giving effect to any such issuance, no Default shall result therefrom.

      SECTION 7.2.10. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except

            (a) Pay Tech may liquidate or dissolve, and any other Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation) or any other Subsidiary (provided, however, that a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, the Borrower or another Subsidiary Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary (provided, however, that the assets or Capital Securities of any Subsidiary Guarantor may only be purchased or otherwise acquired by the Borrower or another Subsidiary Guarantor unless such assets are of the type described in clause (a) or (c) of Section 7.2.11); provided, further, that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the reasonable opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein; and

            (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may (to the extent permitted by clause (g) of Section 7.2.5) purchase all or substantially all of the assets or Capital Securities of any Person (or any division thereof), or acquire such Person by merger.

      SECTION 7.2.11. Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Borrower's or such Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or a series of transactions unless:

            (a) such  Disposition  is  of  inventory,  obsolete   equipment   or
      receivables portfolios, in each case Disposed of in the ordinary course of business;

            (b) such Disposition is permitted by Section 7.2.10;

            (c) such Disposition is of Accounts or other related assets and ancillary rights in property pursuant to the Permitted Receivables Transaction; or

            (d) such Disposition is not described in clauses (a) through (c) above and (i) such Disposition is for not less than the fair market value of the assets to be Disposed, (ii) the consideration received by the Borrower or such Subsidiary consists of at least 80% cash, (iii) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed pursuant to this clause since the Closing Date, does not exceed (individually or in the aggregate) $10,000,000 over the term of this Agreement, and (iv) an amount equal to the Net Disposition Proceeds received from such Disposition are applied in accordance with Sections 3.1.1 and 3.1.2.

      SECTION 7.2.12. Modification of Certain Documents. After the Closing Date, the Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

            (a) the Subordinated Debt Documents, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Subordinated Debt in excess of $1,000,000 in the aggregate over the term of this Agreement and which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt, (iii) makes the covenants, events of default or remedies in such Subordinated Debt Documents less restrictive on the Borrower or its Subsidiaries, (iv) does not in any way adversely affect the interests of the Secured Parties hereunder or under the Loan Documents or (v) is of a technical or clarifying nature; or

            (b) any of the Material Documents, other than any amendment, supplement, waiver or modification which (i) does not in any way adversely affect the interests of the Secured Parties hereunder or under the Loan Documents or (ii) is of a technical or clarifying nature; or

            (c) any of the Receivables Documents, other than any such amendment, supplement, waiver or modification which (i) would extend the maturity thereof, (ii) does not in any way adversely affect the interests of the Secured Parties hereunder or under the Loan Documents or (iii) is of a technical or clarifying nature.

      SECTION 7.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is (i) on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate, (ii) of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person that is not one of its Affiliates, (iii) fees paid to MDCP on the Closing Date and thereafter in an amount not to exceed $500,000 per annum, (iv) the Permitted Receivables Transaction, and (v) the Investment described in clause (i) of Section 7.2.5 in an amount not to exceed $5,000,000 at any time outstanding.

      SECTION 7.2.14. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

            (a) the creation or assumption of any Lien for the benefit of any Secured Party;

            (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

            (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), in any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness or (iii) in the case of clauses (a) and
(c), in (A) any agreement of a Non-Guarantor governing the Indebtedness permitted by clause (f)(ii) of Section 7.2.2 or (B) any Receivables Documents.

      SECTION 7.2.15. Sale and Leaseback. Other than with respect to the properties listed in Item 7.2.15 of the Disclosure Schedule, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

      SECTION 7.2.16. Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year from twelve consecutive calendar months ending on December 31.

      SECTION 7.3. UAS and the Student Loan Collection Business. Notwithstanding anything to the contrary in this Agreement, with respect to UAS and the Student Loan Collection Business, the Borrower covenants and agrees with each Managing Agent, each Lender and each Issuer that until the Termination Date has occurred, the Borrower will, and will cause UAS and, to the extent applicable, each other Subsidiary to, perform or cause to be performed the obligations set forth below.

      SECTION  7.3.1.  Business Activities.  UAS  will   not   engage   in  any
business activity

            (a) other than in connection with the Student Loan Collection Business; and

            (b) so long as UAS is a Subsidiary Guarantor, in any State of the United States (or any political subdivision thereof) where, under applicable law, UAS's guarantee of the Obligations pursuant to the Subsidiary Guaranty would prohibit UAS from engaging in the Student Loan Collection Business in such State (or political subdivision).

      SECTION 7.3.2. Indebtedness. UAS will not create, incur, assume or permit to exist any Indebtedness, except Indebtedness (a) existing as of the Closing Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and Permitted Refinancings of such Indebtedness, (b) in respect of UAS's guarantee of (i) the Obligations pursuant to the Subsidiary Guaranty and (ii) the obligations of the Borrower under and pursuant to the Subordinated Debt Documents, and (c) which is intercompany Indebtedness otherwise permitted pursuant to this Agreement.

      SECTION 7.3.3. Liens. UAS will not create, incur, assume or permit to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except Permitted Liens created, incurred, assumed or otherwise existing (a) in the ordinary course of the Student Loan Collection Business and (b) pursuant to any Loan Document.

      SECTION 7.3.4. Investments. UAS will not purchase, make, incur, assume or permit to exist any Investment in any other Person (including Investments in the Borrower or any other Subsidiary) nor will the Borrower or any other Subsidiary purchase, make, incur, assume or permit to exist any Investment in UAS, except, in any case, as otherwise permitted under clauses (a), (b) and
(e)(i) of Section 7.2.5.

      SECTION 7.3.5. Restricted Payments, etc. UAS will, within 45 days following the end of each Fiscal Quarter, declare and make a Restricted Payment to the Borrower in an aggregate amount such that, immediately after giving effect to any such Restricted Payment, UAS would not have a "positive net worth" (as defined in any regulations or laws binding on or applicable to UAS) in excess of "positive net worth" plus $500,000.

      SECTION 7.3.6. Consolidation, Merger. UAS will not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof).

      SECTION 7.4. OSIFC Transaction. Each of the Secured Parties agree that, notwithstanding anything to the contrary set forth in this Agreement, within thirty days following the Closing Date, the Borrower may (a) cause OSIFC to convert its corporate status to that of a limited liability company and Dispose of (or permit OSIFC to issue additional) Capital Securities of OSIFC such that, after giving effect to such Disposition (and/or issuance), OSIFC will no longer be a Subsidiary of the Borrower, and (b) make a Restricted Payment in an aggregate amount not to exceed $3,500,000 in connection with such conversion and Disposition (and/or issuance).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION  8.1.  Listing of Events  of  Default.  Each   of   the  following
events or occurrences described in this Article shall constitute an "Event of Default".

      SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

            (a) any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4; or

            (b) interest on any Loan, any Reimbursement Obligation, any fee described in Article III, or any other monetary Obligations and such default shall continue unremedied for a period of three Business Days after such amount was due.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document to which such Obligor is party or any other writing or certificate (including any certificates delivered pursuant to Article V) furnished by or on behalf of any Obligor to any Secured Party for the purposes of or in connection with any Loan Document is or shall be incorrect when made or deemed to have been made in any material respect.

      SECTION  8.1.3.  Non-Performance  of  Certain  Covenants  and Obligations.
The Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1, 7.1.7, 7.1.13 or 7.2.

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance or observance of any other agreement contained in any Loan Document to which such Obligor is party, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by either Managing Agent or any Lender.

      SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Obligor having a principal or stated amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money, individually or in the aggregate, in excess of $5,000,000 (exclusive of any amounts fully covered by insurance or indemnification (less any applicable deductible) and as to which the insurer has acknowledged in writing its responsibility to cover such judgment or order) shall be rendered against any Obligor and either (i) such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof (unless the judgment allows for a longer period of time for payment) or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

            (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

            (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

      SECTION  8.1.8.  Change in Control.  Any Change in Control shall occur.

      SECTION  8.1.9.  Bankruptcy, Insolvency, etc.  Any Obligor shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by any Obligor, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that the each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; except as permitted under any Loan Document or as a result of a Secured Party's wilful misconduct or gross negligence, any Lien securing any Obligation shall, in whole or in part, cease to be (subject to Permitted Liens) a perfected first priority Lien; or, except as permitted under any Loan Document or as a result of a Secured Party's wilful misconduct or gross negligence, the Administrative Agent, for the benefit of the Secured Parties,shall fail to have a valid, first priority pledge of at least 80.5% of the issued and outstanding OSI Common Stock on a fully diluted basis.

      SECTION 8.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Secured Parties in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Secured Parties in accordance with the terms thereof or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or a similar term) referring to the Obligations; or any Obligor shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Secured Parties or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

      SECTION 8.1.12. Redemption. Any event shall occur which, under the terms of any Subordinated Debt Document, shall require the Borrower or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of the principal amount of any such Subordinated Debt prior to its final stated maturity date.

      SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person, and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

                                   ARTICLE IX

                                   THE AGENTS

      SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent and Fleet as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes each Managing Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Managing Agents (with respect to which each Managing Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Managing Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Managing Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Managing Agent in any way relating to or arising out of any Loan Document, including reasonable attorneys' fees, and as to which such Managing Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Managing Agent's gross negligence or wilful misconduct. Neither Managing Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either Managing Agent shall be or become, in such Managing Agent's determination, inadequate, such Managing Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Effective Rate for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

      SECTION 9.3. Exculpation; Notice of Default. (a) Neither Managing Agent nor any Issuer nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by either Managing Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Administrative Agent and each Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

      (b) Neither Managing Agent, the Swing Line Lender nor any Issuer shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless any such Person has received written notice from (A) in the case of the Administrative Agent, the Swing Line Lender or any Issuer, a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default" and (B) in the case of the Syndication Agent, from the Administrative Agent as set forth in the immediately following sentence. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Syndication Agent and the Lenders.

      SECTION 9.4. Successors. The Syndication Agent may resign as such upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the consent of the Borrower (not to be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Sections 10.3 and 10.4 shall continue to inure to its benefit.

      SECTION 9.5. Credit Extensions by each Managing Agent and each Issuer. Each Managing Agent and each Issuer, in its individual capacity as a Lender shall have the same rights and powers with respect to (x)(i) in the case of a Managing Agent, the Credit Extensions made by it or any of its Affiliates and
(ii) in the case of an Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not a Managing Agent or Issuer. Each Managing Agent, each Issuer and each of their respective Affiliates, in each case, in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Managing Agent or Issuer were not a Managing Agent or Issuer hereunder.

      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Managing Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower and its Subsidiaries, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Managing Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

      SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

      SECTION 9.8. Reliance by Managing Agents and Issuers. Each Managing Agent and each Issuer shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Managing Agent or such Issuer, as the case may be. As to any matters not expressly provided for by the Loan Documents, each Managing Agent and each Issuer shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, each Managing Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, each Managing Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

      SECTION 9.9. The Managing Agents and the Issuers. Notwithstanding anything else to the contrary contained in any Loan Document, the Managing Agents and the Issuers, in their respective capacities as such, shall have no duties or responsibilities under any Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against either Managing Agent or any Issuer, as applicable, in such capacity, except as are explicitly set forth in any such Loan Document.

      SECTION 9.10. Documentation Agent. The Lender identified on the signature pages of this Agreement as the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as the "Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as the "Documentation Agent" in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of each Loan Document (other than Rate Protection Agreements, under which amendments, modifications and waivers may be effected by the Applicable Obligor and Applicable Lender, each a party thereto) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

            (a)  modify this Section without the consent of all Lenders;

            (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend any final Commitment Termination Date or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

            (c) extend any scheduled date of payment of principal for any Lender's Loan, or reduce the principal amount of, rate of interest or fees on any Loan or Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), or extend the scheduled date on which interest or fees are payable in respect of such Loan or Reimbursement Obligation, in each case, without the consent of the Lender which has made such Loan or, in the case of a Reimbursement Obligation, the applicable Issuer owed, and those Lenders participating in, such Reimbursement Obligation (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Sections 8.2 and 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

            (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

            (e) except as otherwise expressly provided in a Loan Document (including the sale or transfer of Accounts and other related assets in accordance with the Permitted Receivables Transaction), release (i) the Borrower from its Obligations under the Loan Documents or any Subsidiary Guarantor from its Obligations under the Subsidiary Guaranty, as applicable (other than in connection with a Disposition of all or substantially all of the Capital Securities of a Subsidiary Guarantor in a transaction permitted by Section 7.2.10 or 7.2.11) or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;

            (f) (i) amend, modify or waive clause (b) of Section 3.1.1 or (ii) have the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit unless such amendment, modification or waiver shall have been consented to by the Lenders holding a majority of the aggregate amount of the then outstanding Revolving Loan Commitments.

            (g) change any of the terms of Section 2.3.2 without the consent of the Swing Line Lender;

            (h) amend,  modify or waive the  provisions of clause (b) of Section
      3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, unless such amendment, modification or waiver shall have been consented to by the holders of at least a majority of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitments, the Lenders holding a majority of the aggregate amount of the then outstanding Revolving Loan Commitments;

            (i) affect adversely the interests, rights or obligations of either Managing Agent (in its capacity as a Managing Agent) or any Issuer, unless consented to by such Managing Agent or such Issuer, as the case may be;

            (j) amend, modify or waive the provisions of Section 9.10, without the consent of Harris Trust and Savings Bank, so long as such financial institution is a Lender hereunder; or

            (k) with respect to any LIBO Rate Loan, amend, waive or modify the requirement that the Interest Period relative to any such Loan be one, two, three or six months in duration, unless consented to by each Lender making such Loan.

No failure or delay on the part of either Managing Agent, any Issuer or any Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either Managing Agent, any Issuer or any Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      For purposes of this Section, the Syndication Agent, in coordination with the Administrative Agent, shall have primary responsibility, together with the Borrower, in the negotiation, preparation and documentation relating to any amendment, modification or waiver under this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

      SECTION 10.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower or either Managing Agent, at its address or facsimile number set forth on Schedule II hereto, and if to a Lender or Issuer, to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, or, in any case, at such other address or facsimile number as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to Boston, Massachusetts time.

      SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable fees and expenses of the Managing Agents (including the fees and out-of-pocket expenses of Mayer, Brown & Platt, counsel to the Syndication Agent and Lead Arranger, Palmer & Dodge LLP, counsel to the Administrative Agent, and of local counsel, if any, who may be retained by or on behalf of the Managing Agents) in connection with

            (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the  filing,  recording,  refiling  or  rerecording  of any Loan
      Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been filed or recorded and any and all other documents or instruments of further assurance required to be filed or recorded, or refiled or rerecorded by the terms of any Loan Document; and

            (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other Taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;

            (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

            (d) any investigation, litigation or proceeding (including any threatened investigation, litigation or proceeding) related to any environmental cleanup, audit, compliance or other matter relating to any Obligor or any Subsidiary with respect to the protection of the environment or relating to the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
      Law), regardless of whether caused by, or within the control of, such Obligor or such Subsidiary; or

            (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Except with respect to such gross negligence or wilful misconduct, each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3,4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

      SECTION 10.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

      SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents other than with respect to any Notes)and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, each Managing Agent and each Lender (or notice thereof satisfactory to the Managing Agents) shall have been received by the Managing Agents.

      SECTION 10.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the consent of all of the Lenders.

      SECTION 10.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this the terms set forth below.

      SECTION  10.11.1.  Assignments.    Any   Lender  (an  "Assignor  Lender"),
pursuant to a Lender Assignment Agreement,

            (a) with the written consent of the Borrower, each Managing Agent and, in the case of assignments of Revolving Loans and Letters of Credit, the Issuers (which consent(s) (i) shall not be unreasonably delayed or withheld and (ii) of the Borrower shall not be required upon the occurrence and during the continuance of any Default or Event of Default), may at any time assign and delegate to one or more commercial banks, other financial institutions or funds that are regularly engaged in making, purchasing or investing in loans or securities; and

            (b) with written notice to the Borrower, each Managing Agent and, in the case of assignments of Revolving Loans and Letters of Credit, the Issuers (but without the consent of any such Person), may assign and delegate to any of its Affiliates or Related Funds or to any other Lender or any Affiliate or Related Fund of any other Lender;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Assignor Lender's Loans and Commitments (and in the case of any assignment of Revolving Loan Commitments, related participations in Letters of Credit and Letter of Credit Outstandings) (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit and Letter of Credit Outstandings, of a constant, and not a varying, percentage) is in a minimum aggregate amount of (i) $2,500,000, in the case of Term Loans and Term Loan Commitments, and $5,000,000, in the case of Revolving Loans and Revolving Loan Commitments (provided, that (1) assignments that are made on the same day to a Related Fund may be treated as a single assignment for purposes of the minimum amount and (2) no minimum amount shall be required in the case of any assignment between two Lenders so long as the Assignor Lender has an aggregate amount of Loans and Commitments of at least $5,000,000 following such assignment), unless the Borrower and the Administrative Agent otherwise consent or (ii) the then remaining amount of such Assignor Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (A) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such Assignor Lender and such Assignee Lender;

            (B) such Assignee Lender shall have executed and delivered to the Borrower and each Managing Agent a Lender Assignment Agreement, accepted by each Managing Agent;

            (C) the processing fees described below shall have been paid; and

            (D) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of Section 2.7.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and such assignment and delegation is registered pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Any Assignor Lender that shall have previously requested and received any Note or Notes in respect of any Tranche to which any such assignment applies shall, upon the acceptance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such Note or Notes "exchanged" and deliver them to the Borrower (against, if the Assignor Lender has retained Loans or Commitments with respect to the applicable Tranche and has requested replacement Notes pursuant to clause (c) of Section 2.7, its receipt from the Borrower of replacement Notes in the principal amount of the Loans and Commitments of the applicable Tranche retained by it). Such Assignor Lender or such Assignee Lender (unless the Assignor Lender or the Assignee Lender is DLJ or one of its Affiliates) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation is by a Lender to its Affiliate or Related Fund or if such assignment and delegation is by a Lender to a Federal Reserve Bank, as provided below or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section shall be null and void. Nothing contained in this Section shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) hereunder to any trustee or any other holder or representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit or Letter of Credit Outstandings becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then any Issuer or the Borrower shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, regulation or order of any Governmental Authority and
(ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      SECTION 10.11.2. Participations. Any Lender may sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

            (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations under any Loan Document;

            (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

            (c) each Obligor and each Managing Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document;

            (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action under any Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clauses (a), (b), (c) or (f) of Section 10.1 with respect to Obligations participated in by such Participant; and

            (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3 and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any Taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-Domestic Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal Taxes.

      Each Lender shall, as agent of the Borrower solely for the purpose of this Section, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of any participating interests sold pursuant to this Section.

      SECTION 10.12. Other Transactions. Nothing contained herein shall preclude any Managing Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.13. Independence of Covenants. All covenants contained in this Agreement and each other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

      SECTION  10.14. Confidentiality.  (a) Subject to the  provisions of clause
(b)of this Section, each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender) any information which is now or in the future furnished pursuant to this Agreement or any other Loan Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this clause by the respective Lender or any other Person to whom such Lender has provided such information as permitted by this Section, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to either Managing Agent, (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section, (vii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) and (viii) to the NAIC or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender.

      (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries, provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender.

      SECTION 10.15. Forum Selection and Consent to Jurisdiction. ANY LITIGATIONBASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MANAGING AGENTS, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE MANAGING AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION
10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

      SECTION 10.16. Waiver of Jury Trial. EACH MANAGING AGENT, EACH LENDER, THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH MANAGING AGENT, SUCH LENDER, THE ISSUER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH MANAGING AGENT, EACH LENDER AND THE ISSUER ENTERING INTO THE LOAN DOCUMENTS.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of December
   , 1999.
---

                                             OUTSOURCING SOLUTIONS INC.


                                          By:/s/ Eric R. Fencl
                                             -----------------------------------
                                             Title: V.P./General Counsel


                                          DLJ CAPITAL FUNDING, INC.,
                                             as the Syndication Agent

                                          By: /s/ James L. Paradise
                                              ----------------------------------
                                             Title: Senior Vice President



                                          FLEET NATIONAL BANK,
                                             as the Administrative Agent

                                          By: /s/
                                              ----------------------------------
                                             Title: Managing Director



                                          HARRIS TRUST AND SAVINGS BANK,
                                             as the Documentation Agent

                                          By: /s/
                                              ----------------------------------
                                             Title: Vice President

LENDERS:

                                          DLJ CAPITAL FUNDING, INC.


                                          By: /s/ James L. Paradise
                                              ----------------------------------
                                             Title: Senior Vice President



                                          FLEET NATIONAL BANK


                                          By: /s/
                                              ----------------------------------
                                             Title: Director

                                          HARRIS TRUST AND SAVINGS BANK


                                          By: /s/
                                              ----------------------------------
                                             Title: Vice President

                                          BANK OF AMERICA


                                          By: /s/
                                              ----------------------------------
                                             Title: Vice President

                                          BANK  ONE,  NA (FORMERLY  KNOWN AS THE
                                          FIRST NATIONAL BANK OF CHICAGO)


                                          By: /s/
                                              ----------------------------------
                                             Title: Senior Vice President

                                          THE CHASE MANHATTAN BANK


                                          By: /s/ William J. Caggiano
                                              ----------------------------------
                                             Title: Managing Director

                                          DRESDNER  BANK  AG,  NEW  YORK & GRAND
                                          CAYMAN BRANCHES


                                          By: /s/ John W. Sweeney
                                              ----------------------------------
                                             Title: Vice President

                                          By: /s/ John R. Morrison
                                              ----------------------------------
                                             Title: Vice President

                                          LASALLE BANK NATIONAL ASSOCIATION


                                          By: /s/ Andrew G. Pollack
                                              ----------------------------------
                                             Title:  Corporate  Banking  Officer
                                                        Leveraged Finance

                                          WACHOVIA BANK, N.A.


                                          By: /s/
                                              ----------------------------------
                                             Title: Senior Vice President

                                          WELLS FARGO BANK, N.A.


                                          By: /s/
                                              ----------------------------------
                                             Title: Vice President